                                                                       EXHIBIT 4



                              UNIVERSAL CORPORATION

                                       TO

                              CHEMICAL BANK Trustee

                            ------------------------

                                    INDENTURE

                          Dated as of February 1, 1991

                            ------------------------

                                Senior Securities

                              UNIVERSAL CORPORATION

                 Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture
                                  Act of 1939:

                                                                 Indenture
TIA Section                                                       Sections
-----------                                                      ---------

ss. 310(a)(1)................................................    609
       (a)(2)................................................    609
       (a)(3)................................................    Not Applicable
       (a)(4)................................................    Not Applicable
          (b)................................................    608
ss. 311(a)...................................................    613(a)
          ...................................................    703(b)
ss. 312(a)...................................................    701
          ...................................................    702(a)
       (b)...................................................    702(b)
       (c)...................................................    702(c)
ss. 313(a)...................................................    703(a), 703(b)
       (b)...................................................    703(a), 703(b)
       (c)...................................................    703(b)
       (d)...................................................    703(c)
ss. 314(a)...................................................    704
       (b)...................................................    Not Applicable
       (c)(1)................................................    102
       (c)(2)................................................    102
       (c)(3)................................................    Not Applicable
       (d)...................................................    Not Applicable
       (e)...................................................    102
ss. 315(a)...................................................    601
       (b)...................................................    602
          ...................................................    703(a), 703(b)
       (d)(1)................................................    601
       (d)(2)................................................    601
       (d)(3)................................................    601
       (e)...................................................    514
ss. 316(a) ..................................................    101
       (a)(1)(A).............................................    502
          ...................................................    512
       (a)(1)(B).............................................    513
       (a)(2)................................................    Not Applicable
       (b)...................................................    508
ss. 317(a)(1)................................................    503
       (a)(2)................................................    504
       (b)...................................................    1003
ss. 318(a)...................................................    108

-------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

 Parties.......................................................................1
 Recitals of the Company.......................................................1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

 Section 101.        Definitions
         "Act"................................................................2
         "Affiliate"..........................................................2
         "Authenticating Agent"...............................................2
         "Authorized Newspaper"...............................................2
         "Bearer Security"....................................................2
         "Board of Directors".................................................2
         "Board Resolution"...................................................2
         "Book-Entry Security"................................................2
         "Business Day".......................................................3
         "Capitalized Lease"..................................................3
         "Cedel S.A.".........................................................3
         "Commission".........................................................3
         "Common Depositary"..................................................3
         "Company"............................................................3
         "Company Request" or "Company Order".................................3
         "Consolidated Net Tangible Assets"...................................3
         "Corporate Trust Office".............................................3
         "corporation"........................................................3
         "coupon".............................................................3
         "Debt"...............................................................3
         "Defaulted Interest".................................................4
         "Dollar" or "$"......................................................4
         "Euroclear Operator".................................................4
         "Euro-Security"......................................................4
         "Event of Default"...................................................4
         "Exchange Date"......................................................4
         "Federal Bankruptcy Act".............................................4
         "Funded Debt"........................................................4
         "Holder".............................................................4
         "Indebtedness".......................................................4
         "Indenture"..........................................................4
         "interest"...........................................................4
         "Interest Payment Date"..............................................5
         "Liens"..............................................................5
         "Maturity"...........................................................5
         "Obligation".........................................................5
         "Officer"............................................................5
         "Officers' Certificate"..............................................5
         "Opinion of Counsel".................................................5
         "Original Issue Discount Security"...................................5
         "Outstanding"........................................................5
         "Paying Agent".......................................................6
         "Periodic Offering"..................................................6
         "Person".............................................................6

         "Place of Payment"...................................................6
         "possessions"........................................................7
         "Predecessor Security"...............................................7
         "Principal Property".................................................7
         "Redemption Date"....................................................7
         "Redemption Price"...................................................7
         "Registered Security"................................................7
         "Regular Record Date"................................................7
         "Restricted Period"..................................................7
         "Restricted Subsidiaries"............................................7
         "Securities".........................................................8
         "Security Register" and "Security Registrar".........................8
         "Special Record Date"................................................8
         "Stated Maturity"....................................................8
         "Subsidiary".........................................................8
         "Trustee"............................................................8
         "Trust Indenture Act"................................................8
         "United States"......................................................8
         "United States Alien"................................................8
         "Universal Leaf......................................................8
         "U.S. Depository"....................................................9
         "U.S. Government Obligations"........................................9
         "Vice President".....................................................9
         "Voting Stock".......................................................9

Section 102.    Compliance Certificates and Opinions..........................9
Section 103.    Form of Documents Delivered to Trustee.......................10
Section 104.    Acts of Holders; Record Dates................................10
Section 105.    Notices, Etc.. to Trustee and Company........................12
Section 106.    Notice to Holders or Securities; Waiver......................13
Section 107.    Language of Notices, Etc. ...................................14
Section 108.    Conflict with Trust Indenture Act............................14
Section 109.    Effect of Headings and Table of Contents.....................14
Section 110.    Successors and Assigns.......................................14
Section 111.    Separability Clause..........................................14
Section 112.    Benefits of Indenture........................................14
Section 113.    Governing Law................................................14
Section 114.    Legal Holidays...............................................15


                               ARTICLE TWO

                             SECURITY FORMS

Section 201.    Forms Generally..............................................15
Section 202.    Form of Trustee's Certificate of Authentication..............16
Section 203.    Securities in Global Form....................................16
Section 204.    Form of Legend for Book-Entry Securities.....................17


----------

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                 ARTICLE THREE

                                 THE SECURITIES

Section 301.    Amount Unlimited; Issuable in Series.........................17
Section 302.    Denominations................................................20
Section 303.    Execution, Authentication, Delivery and Dating...............20
Section 304.    Temporary Securities.........................................23
Section 305.    Registration, Registration of Transfer and Exchange..........25
Section 306.    Mutilated, Destroyed, Lost and Stolen Securities
                   and Coupons...............................................28
Section 307.    Payment of Interest; Interest Rights Preserved...............29
Section 308.    Persons Deemed Owners........................................31
Section 309.    Cancellation.................................................31
Section 310.    Computation of Interest......................................32
Section 311.    Judgments in Respect of Specified Currency...................32


                              ARTICLE FOUR

                       SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture......................32
Section 402.    Application of Trust Money...................................34


                              ARTICLE FIVE

                                REMEDIES

Section 501.    Events of Default............................................34
Section 502.    Acceleration of Maturity; Rescission and Annulment...........35
Section 503.    Collection of Indebtedness and Suits for
                   Enforcement by Trustee....................................36
Section 504.    Trustee May File Proofs of Claim.............................37
Section 505.    Trustee May Enforce Claims Without Possession of
                   Securities or Coupons.....................................37
Section 506.    Application of Money Collected...............................37
Section 507.    Limitation on Suits..........................................38
Section 508.    Unconditional Right of Holders to Receive Principal,
                   Premium and Interest......................................38
Section 509.    Restoration of Rights and Remedies...........................39
Section 510.    Rights and Remedies Cumulative...............................39
Section 511.    Delay or Omission Not Waiver.................................39
Section 512.    Control by Holders of Securities.............................39
Section 513.    Waiver of Past Defaults......................................40
Section 514.    Undertaking for Costs........................................40
Section 515.    Waiver of Stay or Extension Laws.............................40

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601.   Certain Duties and Responsibilities...........................41
Section 602.   Notice of Defaults............................................41
Section 603.   Certain Rights of Trustee.....................................41
Section 604.   Not Responsible for Recitals or Issuance of Securities........42
Section 605.   May Hold Securities...........................................42
Section 606.   Money Held in Trust...........................................43
Section 607.   Compensation and Reimbursement................................43
Section 608.   Disqualification; Conflicting Interests.......................43
Section 609.   Corporate Trustee Required; Eligibility.......................43
Section 610.   Resignation and Removal; Appointment of Successor.............44
Section 611.   Acceptance of Appointment by Successor........................45
Section 612.   Merger, Conversion, Consolidation or Succession to
                   Business..................................................46
Section 613.   Preferential Collection of Claims Against Company.............46
Section 614.   Appointment of Authenticating Agent...........................47


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.   Company to Furnish Trustee Names and Addresses of Holders.....48
Section 702.   Preservation of Information; Communications to Holders........49
Section 703.   Reports by Trustee............................................49
Section 704.   Reports by Company............................................50


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.   Company May Consolidate, Etc., Only on Certain Terms..........50
Section 802.   Successor Corporation Substituted.............................51


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 901.   Supplemental Indentures Without Consent of Holders............51
Section 902.   Supplemental Indentures with Consent of Holders...............52
Section 903.   Execution of Supplemental Indentures..........................53
Section 904.   Effect of Supplemental Indentures.............................54

Section 905.   Conformity with Trust Indenture Act...........................54
Section 906.   Reference in Securities to Supplemental Indentures............54


                                  ARTICLE TEN

                                  COVENANTS

Section 1001.  Payment of Principal, Premium and Interest. ..................54
Section 1002.  Maintenance of Office or Agency. .............................54
Section 1003.  Money for Securities Payments to be Held in Trust.............56
Section 1004.  Statement by Officers as to Default...........................57
Section 1005.  Corporate Existence...........................................57
Section 1006.  Maintenance of Properties.....................................57
Section 1007.  Payment of Taxes and Other Claims.............................58
Section 1008.  Limitation on Liens...........................................58
Section 1009.  Limitation on Sale and Leaseback Transactions.................59
Section 1010.  Additional Amounts............................................60
Section 1011.  Waiver of Certain Covenants...................................61


                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

Section 1101.  Applicability of Article......................................61
Section 1102.  Election to Redeem; Notice to Trustee.........................61
Section 1103.  Selection by Trustee of Securities to be Redeemed.............61
Section 1104.  Notice of Redemption..........................................62
Section 1105.  Deposit of Redemption Price...................................63
Section 1106.  Securities Payable on Redemption Date.........................63
Section 1107.  Securities Redeemed in Part...................................64


                                ARTICLE TWELVE

                                 SINKING FUNDS

Section 1201.  Applicability of Article......................................64
Section 1202.  Satisfaction of Sinking Fund Payments with Securities.........65
Section 1203.  Redemption of Securities for Sinking Fund.....................65


                               ARTICLE THIRTEEN

                       MEETINGS OF HOLDERS OF SECURITIES

Section 1301.  Purposes for Which Meetings May be Called.....................65
Section 1302.  Call, Notice and Place of Meetings............................65
Section 1303.  Persons Entitled to Vote at Meetings..........................66
Section 1304.  Quorum; Action................................................66

Section 1305.  Determination of Voting Rights; Conduct and
                   Adjournment of Meetings...................................67
Section 1306.  Counting Votes and Recording Action of Meetings...............68


                               ARTICLE FOURTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.  Company's Option to Effect Defeasance or
                   Covenant Defeasance.......................................69
Section 1402.  Defeasance and Discharge......................................69
Section 1403.  Covenant Defeasance...........................................69
Section 1404.  Conditions to Defeasance or Covenant Defeasance...............70
Section 1405.  Deposited Money and U.S. Government Obligations to
                   be Held in Trust;
               Other Miscellaneous Provisions................................72

Testimonials.................................................................72
Signatures and Seals.........................................................73

Exhibit A.  Form of Registered Security Which is Not an Original
                   Issue Discount Security..................................A-1
Exhibit B.  Form of Registered Security Which Is an Original
                   Issue Discount Security..................................B-1
Exhibit C.  Form of Bearer Security Which Is Not an Original
                   Issue Discount Security
                        and Form of Related Coupon..........................C-1
Exhibit D.  Form of Bearer Security Which Is an Original
                   Issue Discount Security and Form of Related Coupon.......D-1
Exhibit E.  Form of Temporary Global Security...............................E-1
Exhibit F.  Form of Permanent Global Security...............................F-1
Exhibit G.  Forms of Certification..........................................G-1

         INDENTURE, dated as of February 1, 1991, between Universal Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), having its principal office at Hamilton Street at Broad, Richmond, Virginia 23230, and Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed and covenanted, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

Section 101.      Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America from time to time; and

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms used principally in Article Six are defined in that Article.

         "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

         "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

         "Bearer Security" means any Security in the form set forth in either Exhibit C, Exhibit D, Exhibit E or Exhibit F to this Indenture or established pursuant to Section 201 which is payable to bearer.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board; provided, however, that when used with respect to Universal Leaf in the definitions of "Board Resolution" and "Principal Property", "Board of Directors" means either the board of directors of Universal Leaf or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee; provided, however, that when used with respect to Universal Leaf in the definition of "Principal Property" below, "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Universal Leaf to have been duly adopted by the Board of Directors of Universal Leaf and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Book-Entry Security" means a Security bearing the legend specified in
Section 204, evidencing all or part of a series of Securities, issued to the U.S. Depository for such series or its nominee, and registered in the name of such U.S. Depository or nominee. Book-

Entry Securities shall not be deemed to be securities in global form for purposes of Sections 201 and 203 and Article Three of the Indenture.

         "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

         "Capitalized Lease" means any lease which is, in accordance with generally accepted accounting principles, capitalized on the balance sheet of the lessee.

         "Cedel S.A." means Centrale de Livraison de Valeurs Mobilieres, S.A.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Depositary" has the meaning specified in Section 304.

         "Company "means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Officers or by any Officer and either an Assistant Treasurer or Assistant Secretary of the Company, and delivered to the Trustee.

         "Consolidated Net Tangible Assets" means shareholders' equity as set forth on the most recent consolidated balance sheet of Universal Leaf and its subsidiaries as prepared in accordance with generally accepted accounting principles less all intangible amounts representing goodwill, trade names, trademarks and patents.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at Room 1820, 55 Water Street, New York, New York 10041.

          "corporation" means a corporation, association, company, joint-stock company or business trust.

         "coupon" means any interest coupon appertaining to a Bearer Security.

         "Debt" means (a) all items of indebtedness for money borrowed and all Capitalized Leases, whether now existing or hereafter created, and (b) all items of indebtedness for money borrowed and Capitalized Leases of another which are guaranteed, directly or indirectly, in any manner or are in effect guaranteed through any agreement or other arrangement, even if not designated as a guarantee, designed to provide funds for or to secure payment or performance of such indebtedness for money borrowed or Capitalized Leases of another.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System.

         "Euro-Security" means any Bearer Security, any Security initially represented by a Security in temporary global form exchangeable for Bearer Securities and any Security in permanent global form exchangeable for Bearer Securities.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Date" has the meaning specified in Section 304.

         "Federal Bankruptcy Act" means Title 11 of the United States Code.

         "Funded Debt" means all Debt maturing more than one year after the date of determination thereof and all Debt, regardless of its term, renewable by the obligor pursuant to the terms thereof for more than one year after the date of the creation of the Debt which would, in accordance with generally accepted accounting principles, be classified as long-term debt.

         "Holder", when used with respect to any Security, means in the case of a Registered Security the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

         "Indebtedness" has the meaning specified in Section 1008.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of a particular series of Securities as contemplated by Section 301.

         "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Liens" has the meaning specified in Section 1008.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Obligation" means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

         "Officer" means the President and Chief Executive Officer, the Executive Vice President, any Vice President, the Secretary and General Counsel, the Treasurer, or the Controller of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by any Officer and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be
                                -------------
          redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Securities which have been defeased pursuant to Section 1402 hereof; and

               (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite
-----------------
principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 301 hereof, of the principal amount of such Security (or, in the case of an Original Issue Discount Security denominated in a foreign currency or currency unit, the U.S. dollar equivalent, determined as of the date of original issuance of such Security of the amount determined as provided in (i) above), and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of and any premium and interest on any Securities on behalf of the Company.

         "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 1002, the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

         "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

         "Principal Property" with respect to any Person means (i) any capital stock of a subsidiary of Universal Leaf owned by such Person and (ii) any manufacturing, packing or processing plant or facility of any character or any warehouse or any other storage facility of any character owned or leased under a Capitalized Lease by such Person and all land and fixtures related thereto, the gross book value (without deduction of any depreciation reserves) of which capital stock, plant, facility or warehouse on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such capital stock, plant, facility or warehouse or portion thereof which, in the opinion of the Boards of Directors of the Company and of Universal Leaf, declared by Board Resolution, is not of material importance to the total business conducted by the Restricted Subsidiaries taken together with all other capital stock, plants, facilities and warehouses previously so declared.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registered Security" means any Security in the form set forth in either Exhibit A., Exhibit B or Exhibit F to this Indenture or established pursuant to Section 201 which is registered in the Security Register.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301.

         "Restricted Period" has the meaning given to it in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

         "Restricted Subsidiaries" means Universal Leaf Tobacco Company, Incorporated, its successor Persons, and Universal Leaf Tobacco Company, Incorporated's subsidiaries, and their successor Persons, including, without limitation, transferees of their Principal Property which are Affiliates of the Company and/or Universal Leaf, but excluding any subsidiaries organized under any jurisdiction other than the United States or Brazil of which less than

66-2/3% of the Voting Stock is owned, directly or indirectly, by Universal Leaf, and "Restricted Subsidiary" means any one of the Restricted Subsidiaries.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subsidiary" means a corporation or business trust a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "United States" means the United States of America (including the States and the District of Columbia).

         "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         "Universal Leaf "means Universal Leaf Tobacco Company, Incorporated, a Virginia corporation, and any Affiliate of the Company and/or Universal Leaf with which Universal Leaf shall consolidate or into which it shall merge or to which it shall transfer 40% or more of its consolidated assets.

         "U.S. Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Securities, the Person designated as U.S. Depository by the Company pursuant to
Section 301, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and if at any time there is more than one such Person, "U.S. Depository" as used with respect to the Securities of any series shall mean the U.S. Depository with respect to the Securities of such series.

         "U.S. Government Obligations" has the meaning specified in Section
1404.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 102. Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture (other than in connection with the delivery of any Security offered in a Periodic Offering to the Trustee for authentication pursuant to Section 303), the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1306.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or .other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or
(4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) With respect to the Securities of any Series all or part of which are represented by Book-Entry Securities, the following provisions shall apply:

                  (1) Upon receipt by the Trustee of (i) any written notice directing the time, method or place of conducting any proceeding or exercising any trust or power pursuant to Section 512 with respect to Securities of such series or (ii) any written demand, request or notice with respect to any matter on which the Holders of Securities of such series are entitled to act under this Indenture, in each case from

         Holders of less than, or proxies representing less than, the requisite principal amount of Outstanding Securities of such series entitled to give such demand, request or notice, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such demand, request or notice, which record date shall be the close of business on the day the Trustee receives such demand, request or notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such demand, request or notice whether or not such Holders remain Holders after such record date; provided, however, that unless the Holders of the requisite principal amount of Outstanding Securities of such series shall have joined in such demand, request or notice prior to the day which is the ninetieth day after such record date, such demand, request or notice shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after the expiration of such 90-day period, a new demand, request or notice identical to a demand, request or notice which has been cancelled pursuant to the proviso to the preceding sentence or
         (ii) during any such 90-day period, a new demand, request or notice contrary to or different from such demand, request or notice, in either of which events a new record date shall be established pursuant to the provisions of this clause (1).

                  (2) The Company may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities of such series in accordance with Section 513 of the Indenture, (ii) consent to any supplemental indenture in accordance with Section 902 of the Indenture or (iii) waive any term, condition or provision of any covenant in accordance with Section 1011 of the Indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designed proxies, of the requisite principal amount of Outstanding Securities of such series prior to the date which is the ninetieth day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 105. Notices, Etc.. to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trustee Administration Department; or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106. Notice to Holders or Securities; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event,

                  (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earlier date, and not later than the latest date, prescribed for the giving of such notice; and

                  (2) such notice shall be sufficiently given to Holders of Bearer Securities if published on at least two Business Days in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

         In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Such waivers of notice by Holders of

Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107. Language of Notices, Etc.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 108. Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

         In case any provision in this Indenture or the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

         Nothing in this Indenture or the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities and coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

         This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

Section 114. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or coupons other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                  ARTICLE TWO

                                 SECURITY FORMS

Section 201. Forms Generally.

         The Registered Securities, if any, of each series, the Bearer Securities, if any, of each series and related coupons, the temporary global Securities of each series, if any, the permanent global Securities of each series, if any, and the Book-Entry Securities of each series, if any, shall be in substantially the forms set forth in Exhibit A, B, C, D, E or F, as applicable, to this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities or coupons.

         Unless otherwise specified as contemplated by Section 301, Securities in bearer form shall have interest coupons attached.

         The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

Section 202. Form of Trustee's Certificate of Authentication.

         The Trustee's certificates of authentication shall be in substantially the following form:

         This is one of the Securities of a series issued under the Indenture described herein.

                                   CHEMICAL BANK,
                                   as Trustee


                                   By:
                                       ----------------------------
                                       Authorized Officer

Section 203. Securities in Global Form.

         If Securities of a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (10) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to
Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

         The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

         Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Section 204. Form of Legend for Book-Entry Securities.

         Any Book-Entry Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  "This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a U.S. Depository or a nominee of a U.S. Depository. This Security is exchangeable for Securities registered in the name of a Person other than the U.S. Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the U.S. Depository to a nominee of the U.S. Depository or by a nominee of the U.S. Depository to the U.S. Depository or another nominee of the U.S. Depository) may be registered except in such limited circumstances."


                                 ARTICLE THREE

                                 THE SECURITIES

Section 301. Amount Unlimited; Issuable in Series.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                  (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                  (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                  (3) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form with or without coupons or as Book-Entry Securities and, if so, the name of the Common Depository or U.S. Depository with respect to any such temporary global Security or any such Book-Entry Security, respectively, and whether any Securities of the series are to be issuable in permanent global form with or without coupons or as a Book-Entry Security and, if so, whether beneficial owners of interests in any such permanent global Security or Book-Entry Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if in addition to those provided in
         Section 305 and the name of the Common Depositary or the U.S. Depository with respect to any such permanent global Security or Book-Entry Security, as the case may be, and, notwithstanding Section 303 or any other provision of this Indenture relating thereto, the form of the certificates set forth in Exhibits G.1 and G.2 and the time, manner and requirements for delivery of any such certificates;

                  (4) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they mature, the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304 and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid;

                  (5) the date or dates on which the principal of the Securities of the series is payable;

                  (6) the rate or rates at which the Securities of the series shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date;

                  (7) the place or places where, subject to the provisions of Sections 114 and 1002, the principal of and any premium and interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this indenture may be served;

                  (8) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                  (9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation:

                  (10) the denominations in which any Registered Securities of the series shall be issuable, if other than denomination of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the denomination of $5,000;

                  (11) the currency or currencies, including currency units, in which payment of the principal of and any premium and interest on the Securities of the series shall be payable if other than the currency of the Untied States of America;

                  (12) if the principal of and any premium or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, including currency units, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                  (13) if the amount of payments of principal of and any premium or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

                  (14) if other than the principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

                  (15) any limitation on the application of either or both of Sections 1402 and 1403 to the Securities of the series;

                  (16) the application, if any, of Section 311 to the Securities of the series; and

                  (17) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture other than any provisions of this Indenture relating to the time, manner and requirements for delivery of the certificates set forth in Exhibits G1 and G.2).

         All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the

Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms or the manner of determining the terms of the series.

         With respect to Securities of a series offered in a Periodic Offering, the Board Resolution (or action taken pursuant thereto), Officers' Certificate or supplemental indenture referred to above may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 303.

Section 302. Denominations.

         Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series shall be issuable in the denomination of $5,000.

Section 303. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by any Officer, under its corporate seal reproduced thereon attested by its Secretary (provided that the Secretary shall not attest his or her own signature as an Officer) or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Secretary or one of the Assistant Secretaries of the Company.

         Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of oral or electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series; provided further, however, that, in connection with its sale during the Restricted Period, no Euro-Security shall be delivered to any location in the United States or its possessions; and provided further, however, that a Euro-Security (other than a Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if, on the earlier of the date of such delivery or the first actual payment of interest by the Company on the Euro-Security, (x) the Person entitled to physical delivery of such Euro-Security (which, in the case of a Euro-Security to be received in exchange for all or a portion of a Security in temporary global form, shall be the account holder with the Euroclear Operator or Cedel S.A. to whose account all or such portion of such Security in temporary global form has been credited) shall have furnished a certificate in the form set forth in Exhibit G.1 to this Indenture, dated no earlier than 15 days prior to the date on which such Euro-Security is delivered or, in the case of a Euro-Security to be received in exchange for all or a portion of a temporary global Security, no earlier than 15 days prior to the date on which the Euroclear Operator or Cedel S.A., as the case may be, furnish to the Common Depository, in accordance with the procedures established in Section 304, a certificate in the form set forth in Exhibit G.2 to this Indenture that relates to all or such portion of such temporary global Security, and (y) the Company does not have actual knowledge that the information contained in such certificate is false. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be physical delivery in connection with its sale during the Restricted Period. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

         If the forms or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

                  (a) if the forms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by
         Section 201, that such forms have been established in conformity with the provisions of this Indenture;

                  (b) if the terms of such Securities and any coupons have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

                  (c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Notwithstanding the provisions of Section 301 and of the two preceding paragraphs, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, in connection with the first authentication of Securities of such series.

         Each Registered Security shall be dated the date of its authentication; and each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued except as otherwise provided pursuant to Section 301 in connection with the Securities of any series.

         No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.      Temporary Securities.

         Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or coupons may determine, as evidenced by their execution of such Securities or coupons. In the case of any series issuable as Bearer Securities, such temporary Securities shall be delivered only in compliance with the conditions set forth in Section 303 and may be in global form.

         Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further, however, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303.

         If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefits of the Euroclear Operator and CEDEL S.A., for credit to the respective accounts for the beneficial owners of such Securities (or to such other accounts as they may direct).

         Without unnecessary delay but in any event not later than fifteen (15) days before the date specified in, or determined pursuant to the terms of, any such temporary global Security of a series (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities of that series, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be presented and surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose or to the

Security Registrar, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security must be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the Euroclear Operator as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as _________of such temporary global Security held for its account then to be exchanged _________in the form set forth in Exhibit G.2 to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by
Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

         Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor upon the receipt by the Euroclear Operator or CEDEL S.A., as the case may be, after the Exchange Date of a certificate in the form set forth in Exhibit G.1 to this Indenture signed by the account holder and dated no earlier than 15 days prior to the date on which the Euroclear Operator or CEDEL S.A., as the case may be, furnishes to the Common Depositary in accordance with the preceding paragraph a certificate in the form set forth in Exhibit G.2 to this Indenture that relates to the interest to be exchanged for definitive Securities. Copies of the certificate in the form set forth in Exhibit G.1 to this Indenture shall be available from the offices of the Euroclear Operator and CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of the Euroclear Operator or CEDEL S.A. Definitive Securities to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States and its possessions.

         Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on any Interest Payment Date for Securities of such series occurring prior to the exchange of such temporary global Security shall be payable to the Euroclear Operator and CEDEL S.A. on such Interest Payment Date only upon delivery by the Euroclear Operator and CEDEL S.A. to the Trustee or the applicable Paying Agent of a certificate or certificates in the form set forth in Exhibit G.2 to this Indenture, for credit without further interest accruing thereon on or after such Interest Payment Date to the respective accounts of the Persons for whom the Euroclear Operator or CEDEL S.A., as the case may be, holds such temporary global Security on such Interest Payment Date and who have each delivered to the Euroclear Operator or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit G.1 to this Indenture. If such Interest Payment Date occurs on or after the Exchange Date, the Euroclear Operator or CEDEL S.A., as the case may be, following the receipt of such certificate shall exchange, in accordance with the procedures hereinabove provided, the portion of the temporary global Security that relates to such certificate for definitive Securities (which, in the absence of instructions to the contrary, shall be an interest in a permanent global Security).

Section 305.      Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 1002 a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided, and for facilitating exchanges of (i) temporary global Securities for permanent global Securities or definitive Securities, or both, (ii) permanent global Securities for definitive Securities, or both or (iii) Book-Entry Securities for definitive Securities, or both, as herein provided.

         Upon due surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained pursuant to Section 1002 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

         At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.

         At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons (except as provided below) and with all matured coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Securities shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made or security or indemnity furnished, such Holder shall be entitled to receive the amount of such payment or such security and such Holder shall be released from any such indemnity; provide4 however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States and its possessions. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

         Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security and any Book-Entry Security shall be exchangeable pursuant to this Section only as provided in this paragraph and, in the case of Book-Entry Securities, as provided in the last paragraph of this Section 305. If the beneficial owners of interests in a permanent global Security or a Book-Entry Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by
Section 301 or by this Section 305, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security or Book-Entry Security, as the case may be, executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee or the Security Registrar and the Common Depositary or the U.S. Depository, as the case may be (which instructions shall be in writing but need not comply with Section 102 or be accompanied by an Opinion of Counsel), such permanent global Security or Book-Entry Security, as the case may be, shall be surrendered from time to time by the Common Depositary or the U.S. Depository, as the case may be, or such other depositary or Common Depositary or U.S. Depository, as the case may be, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, or to the Security Registrar, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and deliver in accordance with such instructions, in exchange for each portion of such permanent global Security or Book-Entry Security, as the case may be, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security or Book-Entry Security, as the case may be, to be exchanged which unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the permanent global Security or the Book-Entry Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series and of like tenor for redemption and ending on the relevant Redemption Date; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Security or a Book-Entry Security shall be mailed or otherwise delivered to any location in the United States or its possessions. Promptly following any such exchange in part, such permanent global Security or Book-Entry Security, as the case may be, should be returned by the Trustee or the Security Registrar to the Common Depositary or the U.S. Depository, as the case may be, or such other depositary or Common Depositary or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security or Book-Entry Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security or Book-Entry Security is payable in accordance with the provisions of this Indenture.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

         In the event of any redemption in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed; (ii) to register the transfer of or to exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

         Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 301, any Book-Entry Security shall be exchangeable pursuant to this Section 305 or Sections 304, 906 and 1007 for Securities registered in the name of, and a transfer of a Book-Entry Security of any series may be registered to, any Person other than the U.S. Depository for such Security or its nominee only if (i) such U.S. Depository notifies the Company that it is unwilling or unable to continue as U.S. Depository for such Book-Entry Security or if at any time such U.S. Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so exchangeable and the transfer thereof so registerable or (iii) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time, or both, would become an Event of Default, with respect to the Securities of such series. Upon the occurrence in respect of any Book-Entry Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Book-Entry Security may be exchanged for Securities registered in the names of, and the transfer of such Book-Entry Security may be registered to, such Persons (including Persons other than the U.S. Depository with respect to such series and its nominees) as such U.S. Depository shall direct. Notwithstanding any other provisions of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Security shall also be a Book-Entry Security and shall bear the legend specified in Section 204 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Book-Entry Security pursuant to the preceding sentence.

Section 306.      Mutilated, Destroyed, Lost and Stolen Securities and Coupons.

         If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

         In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that principal of and any premium and interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and its possessions.

         Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series, with any coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and any coupons appertaining thereto, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307.      Payment of Interest; Interest Rights Preserved.

         Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clauses (1) and (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

               (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.      Persons Deemed Owners.

         Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Notwithstanding the foregoing, with respect to any temporary or permanent global Security and any Book-Entry Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Common Depositary or a U.S. Depository, as the case may be, or impair, as between a Common Depositary or a U.S. Depository and holders of beneficial interests in any such temporary or permanent global Security or any Book-Entry Security, as the case may be, the operation of customary practices governing the exercise of the rights of the Common Depositary or the U.S. Depository as Holder of such temporary or permanent global Security or any Book-Entry Security.

Section 309.      Cancellation.

         All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this

Indenture. All cancelled Securities and coupons held by the Trustee may be destroyed unless otherwise directed by a Company Order.

Section 310.      Computation of Interest.

         Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each. series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.      Judgments in Respect of Specified Currency.

         If pursuant to Section 301, the provisions of this Section are established as terms of a series of Securities, the following provisions shall apply: (a) the obligation, if any, of the Company to pay the principal of and any premium and interest on Securities in the currency or currency unit specified pursuant to Section 301 (the "Specified Currency") shall be of the essence and the Company agrees that, to the extent permitted under applicable law, judgments in respect of such Securities shall be given in the Specified Currency; (b) the obligation of the Company to make payments in the Specified Currency of the principal of and any premium and interest on such Securities shall, notwithstanding any payment in-any other currency or currency unit (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Specified Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency or currency unit (net of any premium and cost of exchange) on the Business Day in the country of issue of the Specified Currency or, in the case of a currency unit, in the international banking community, immediately following the day on which such Holder receives such payment; (c) if the amount in the Specified Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent principal, interest or premium payment obligation hereunder, as the case may be, and, until discharged as provided herein, shall continue in full force and effect.

                                 ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401.      Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive additional amounts, as provided in Section 1010), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1) either

               (A) all Securities theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

               (i) have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.  Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                 ARTICLE FIVE

                                   REMEDIES

Section 501.  Events of Default.

         "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

              (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

              (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

              (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (5) the entry by a court having jurisdiction in the premises of
         (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement. adjustment or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (6) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it or the entry of a decree or order for relief, or the filing by the Company of a petition or answer or consent seeking reorganization or relief in respect of it or its property under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by the Company to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its properties, or the making by the Company of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or to the knowledge of the Trustee the taking of corporate action by the Company in furtherance of any such action; or

               (7) any other Event of Default provided with respect to Securities of that series.

Section 502.      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

         At any time after such a declaration of acceleration with respect to Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue. interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607;

and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 51 3.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.   Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and any coupons appertaining thereto, the whole amount then due and payable on such Securities and coupons for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any premium and overdue interest, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.      Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee1 trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities or Coupons.

         All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 506.      Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the

Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  First:  To the payment of all amounts due the Trustee under
         Section 607; and

                  Second: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal and any premium and interest, respectively.

Section 507.      Limitation on Suits.

         No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                  (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Sections 304, 305 and 307) any interest on such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.      Restoration of Rights and Remedies.

         If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.      Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

Section 512.      Control by Holders of Securities.

         The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture and would not in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513.      Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any coupons appertaining thereto waive any past default hereunder with respect to the Securities of such series and its consequences, except a default

                  (1) in the payment of the principal of or any premium or any interest on any Security of such series, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any waiver pursuant to this Section 513, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that this Section shall have no application to any suit instituted by the Company.

Section 515.      Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601.      Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.      Notice of Defaults.

         The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.      Certain Rights of Trustee.

         Subject to the provisions of Section 601:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall in good faith determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 604. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paving Agent, Security Registrar or such other agent.

Section 606.      Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.      Compensation and Reimbursement.

         The Company agrees

                  (1) to pay to the Trustee or any predecessor Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest and premium, if any, on particular Securities.

Section 608.      Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609.      Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and having its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.      Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

         (d) If at any time:

                  (1) The Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder of a Security who has been a bona fide Holder of a Security for a least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of that series and accepted appointment in the manner required by Section 611, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.      Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.      Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.      Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust

Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.      Appointment of Authenticating Agent.

         The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Securities pursuant to Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                   By. _______________________
                            as Trustee


                   By: __________________________________
                            as Authenticating Agent


                   By: ___________________________
                            Authorized Officer


         If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.      Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Securities as of the preceding January 1 or July 1, as the case may be, and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee if and so long as it acts as Security Registrar.

Section 702.   Preservation of Information; Communications to Holders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee as provided in Section 701, (ii) received by the Trustee if and so long as it acts as Security Registrar and
(iii) filed with it within the two preceding years pursuant to Section 703(b). The Trustee may (i) destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished, (ii) destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than February 28 or August 30 of each year, a list containing the names and addresses of the Holders of Securities obtained from such information since the delivery of the next previous list, if any, (iii) destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and (iv) destroy not earlier than two years after filing, any information filed with it pursuant to Section 703(b).

        (b) The rights of Holders of Securities to communicate with other Holders of Securities with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Securities made pursuant to the Trust Indenture Act.

Section 703.   Reports by Trustee.

        (a) The Trustee shall transmit to Holders of Registered Securities such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) The Trustee shall transmit such reports, at the time of transmission to Holders of Registered Securities, to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

        (c) A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with each stock exchange upon which any Securities of such series are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704.      Reports by Company.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


Section 801.      Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall, and the Company shall not permit any Person to, consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                  (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally or ratably with (or prior to) all indebtedness secured thereby; and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.      Successor Corporation Substituted.

         Upon any consolidation or merger by the Company with or into any other corporation, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 901.      Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Article Eight hereof; or

                  (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                  (3) to add any additional Events of Default; or

               (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

               (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

               (6) to secure the Securities pursuant to the requirements of
          Section 1008 or otherwise; or

               (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

               (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

Section 902.   Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

               (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 1010 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

               (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1304 for quorum or voting, or

               (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 1002, or

               (4) modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1011 or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

        It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.   Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 904.      Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

Section 905.      Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906.      Reference in Securities to Supplemental Indentures.

        Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                   COVENANTS

Section 1001.     Payment of Principal, Premium and Interest.

        The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the respective coupons for such interest installments.

Section 1002.     Maintenance of Office or Agency.

        If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and its possessions, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series pursuant to Section 1010); provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States and its possessions an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee and give prompt notice to the Holders as provided in Section 106 of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to
Section 1010) at any Paying Agent for such series located outside the United States and its possessions, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

         No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to Section 1010) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The

City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States and its possessions maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

        The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and to the Holders in accordance with Section 106 of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.     Money for Securities Payments to be Held in Trust.

        If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of and any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for any series of Securities, i: will, on or before each due date of the principal of and any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any

Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.     Statement by Officers as to Default.

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the covenants, agreements or conditions in this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.     Corporate Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1006.     Maintenance of Properties.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company as a consolidated entity and not disadvantageous in any material respect to the Holders.

Section 1007.     Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such taxes, assessments, charges or claims which in the aggregate are of an immaterial amount or whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1008.     Limitation on Liens.

        (a) The Company will not, and will not permit any Restricted
Subsidiary- to, create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than purchase options, rights of first refusal and other arrangements pursuant to which capital stock or property may be sold) (collectively, `tens") upon any Principal Property of any Restricted Subsidiary or upon any capital stock of Universal Leaf, whether owned on the date hereof or hereafter acquired, without making effective, concurrent provision whereby all Outstanding Securities shall be directly secured, equally and ratably with the indebtedness or other claims or obligations (the "Indebtedness") secured by one or more Liens; provided, however, that the foregoing restrictions shall not apply to:

                  (1) Liens existing on the date hereof securing Indebtedness outstanding on the date hereof;

                  (2) Liens securing Indebtedness owing by any Restricted Subsidiary to another Restricted Subsidiary;

                  (3) liens existing on any asset or shares of capital stock of any corporation at the time such corporation becomes a subsidiary of any Restricted Subsidiary or is merged into or consolidated with any Restricted Subsidiary;

                  (4) liens on any asset securing Indebtedness incurred or assumed or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing, improving or repairing such asset (including, without limitation, Liens incurred in connection with pollution control bonds, industrial revenue bonds or similar financings), provided that such liens attach to such asset concurrently with or within 120 days after completion of the acquisition, construction, improvement or repair thereof (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later);

               (5) Liens existing on any asset prior to the acquisition thereof by any Restricted Subsidiary;

               (6) Liens on any assets in favor of the United States or any other country (or any department, agency, instrumentality or political subdivision thereof) and created to secure any payments pursuant to any contract or statute, provided that payment thereof is not at the time required by Section 1007;

               (7) Liens arising pursuant to any statute or order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

               (8) liens securing taxes, assessments or governmental charges or levies not yet delinquent or being contested in good faith by appropriate proceedings;

               (9) liens securing obligations owing to landlords, mechanics, materialmen, suppliers, carriers and other like Persons incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; and

               (10) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any lien permitted by any of the foregoing clauses of this Section 1008, provided that such Indebtedness is not increased and is not secured by any additional assets.

          (b) Notwithstanding the foregoing provisions of this Section 1008, Liens on Principal Property of the Restricted Subsidiaries in an aggregate amount (including the value of any sale and leaseback transaction permitted by clause (1) of Section 1009 by virtue of Section 1008(b), but excluding the value of (i) sale and leaseback transactions otherwise permitted by Section 1009 and
(ii) Liens permitted by clauses (1) through (10) of Section 1008(a)) not at the time exceeding 10% of Consolidated Net Tangible Assets are not subject to the foregoing restrictions.

Section 1009.     Limitation on Sale and Leaseback Transactions.

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby such Restricted Subsidiary shall sell or transfer any Principal Property of such Restricted Subsidiary, whether now owned or hereafter acquired, more than 120 days after the completion of construction and commencement of full operation thereof, and then or thereafter rent or lease as lessee for a term of more than three years such property or any part thereof or any other property which such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Principal Property being sold or transferred, unless (1) a Lien would be permitted (without securing all Outstanding Securities), under Section 1008 on such Principal Property in an amount equal to the value of such sale and leaseback transaction,

(2) the sale and leaseback transaction is between such Restricted Subsidiary and the Company or another Subsidiary, or (3) within 180 days of such sale and leaseback transaction, the Company or such Restricted Subsidiary applies an amount equal to the greater of (a) the fair value of such property as determined in good faith by the Boards of Directors of Universal Leaf and of the Company, declared by Board Resolution, or (b) the proceeds from the sale of such property, to (x) the purchase or acquisition (or, in the case of real property, the construction) of assets by any Restricted Subsidiary or (y) to the voluntary retirement of Funded Debt of the Company or any Restricted Subsidiary (which may include the Securities), other than Funded Debt that is subordinated in right of payment to the Securities. The value of any sale and leaseback transaction for purposes of clause (1) of the preceding sentence and for purposes of Section 1008 shall be an amount equal to the greater of ~"e amounts specified in clauses
(3)(a) and (3)(b) of the preceding sentence, in either case first divided by the number of years in the original lease term and then multiplied by the number of years of such term remaining at the time of determination.

Section 1010.     Additional Amounts.

        If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

        If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are. United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the

Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

Section 1011.     Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1010, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

Section 1101.     Applicability of Article.

        Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.     Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

Section 1103.     Selection by Trustee of Securities to be Redeemed.

        If less than all the Securities of any series are to be redeemed
(unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of global Securities of such series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. If so specified in the Securities of a series, partial redemptions must be in an amount not less than $1,000,000 principal amount of Securities.

        The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.     Notice of Redemption.

        Notice of redemption shall be given in the manner provided in Section 106 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

        All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2)      the Redemption Price,

                  (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                  (5) the place or places which must include the applicable Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price, and

                  (6) that the redemption is for a sinking fund, if such is the case.

A notice of redemption to Holders of Bearer Securities published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 1105.     Deposit of Redemption Price.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 1106.     Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States and its possessions (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and its possessions (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

        If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.     Securities Redeemed in Part.

        Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a temporary global Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or permanent global Security, respectively.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

Section 1201.     Applicability of Article.

        The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

        The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1202.  Satisfaction of Sinking Fund Payments with Securities.

        The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer securities of such series with all unmatured coupons appertaining thereto, and
(2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.     Redemption of Securities for Sinking Fund.

        Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, the basis for such credit and that such Securities have not been previously so credited, and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                ARTICLE THIRTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

Section 1301.     Purposes for Which Meetings May be Called.

        A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1302.     Call, Notice and Place of Meetings.

        (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting (or, in the case of a meeting of Holders with respect to Securities of a series all or part of which are represented by a Book-Entry Security, not less than 20 nor more than 40 days).

        (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 1303.     Persons Entitled to Vote at Meetings.

        Upon the calling of a meeting of Holders with respect to the Securities of a series all or part of which are represented by a Book-Entry Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to vote at such meeting, which record date shall be the close of business on the day the notice of the meeting of Holders is given in accordance with Section 1302. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at such meeting of Holders.

        To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities; provided, however, that in the case of any meeting of Holders with respect to the Securities of a series all or part of which are represented by a Book-Entry Security, only Holders, or their designated proxies, of record on the record date established pursuant to this Section 1303 shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1304.     Quorum; Action.

        The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Securities of such series will constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum. Notwithstanding the foregoing, no meeting of Holders with respect to Securities of any series which is represented in whole or in part by a Book-Entry Security, shall be adjourned to a date more than 90 days after the record date for such meeting unless the Trustee shall send out a new notice of meeting and establish, in accordance with Section 1303, a new record date for Holders entitled to vote at such meeting.

        Except as limited by the proviso to the first paragraph of Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to the first paragraph of Section 902, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of a not less than such specified percentage in principal amount of the Outstanding Securities of that series.

        Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Section 1305.    Determination of Voting Rights; Conduct and Adjournment of
                 Meetings.

        (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in
Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by
Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

         (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

         (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1306.     Counting Votes and Recording Action of Meetings.

        The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the

Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1401.     Company's Option to Effect Defeasance or Covenant Defeasance.

        Unless otherwise provided pursuant to Section 301, the Company may at its option by Board Resolution, at any time, with respect to the Securities of any series, elect to have either Section 1402 or Section 1403 be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fourteen.

Section 1402.     Defeasance and Discharge.

        Upon the Company's exercise of the above option applicable to this Section and subject to Section 1405, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments of the principal of and any premium and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

Section 1403.     Covenant Defeasance.

        Upon the Company's exercise of the above option applicable to this Section, the Company shall be released from its obligations under Sections 1005 to 1009, inclusive, (and any other Sections applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision) with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 1403.

Section 1404.     Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 1402 or Section 1403 to the Outstanding Securities of such series:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and interest on the Outstanding Securities of such series to Maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article Eleven which shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     (2) No Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of such series, shall have happened and be continuing (A) on the date of such deposit or
(B) insofar as subsections 50 1(5) and (6) hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

     (3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in
Section 608 or for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company -Act of 1940, as amended.

     (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

     (5) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Securities Exchange Act of 1934, as amended, to be delisted.

     (6) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

     (7) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (8) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to
         Section 301.

                  (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403, as the case may be, have been complied with.

Section 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligation (including the proceeds thereof) deposited with the Trustee pursuant to Section 1404 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof.

        Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

        Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then
(x) the Company's obligations to pay principal of and any premium and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment and (y) in the case of a covenant defeasance under Section 1403, the Company's obligations under Sections 1005 to 1009, inclusive, (and any other Sections applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision) shall be reinstated unless and until all deficiencies on any due date for payment are covered. In any case specified in clause (i), the Company's interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company's payment obligations are reinstated.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        UNIVERSAL CORPORATION


                                        By:    /s/ O. KEMP DOZIER
                                            --------------------------
                                            Name:  O. Kemp Dozier
                                            Title:  Vice President and Treasurer

(Seal)

Attest:


   /s/ J. M. WHITE
---------------------------
       Secretary


                                        CHEMICAL BANK


                                        By:     /s/    M. K. CONNER
                                             ------------------------------
                                             Name:  M. K. Conner
                                             Title:   Trust Officer

(Seal)

Attest:


   /s/  P. MORABITO
---------------------------
   [Assistant] Secretary

State of Virginia
County of Richmond                      ss.:

         On the 12th day of February 1991, before me personally came O. Kemp Dozier to me known, who, being by me duly sworn, did depose and say that he is a Treasure and Vice President of Universal Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(Notarial Seal)                  /s/  JOETTA J. ANTHONY
                                 ----------------------
                                      Notary Public

State of New York
County of New York                      ss.:

         On the 13th day of February, 1991, before me personally came M. K. Conner to me known, who, being by me duly sworn, did depose and say that she is a Trust Officer of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the By-laws of said corporation, and that she signed her name thereto by like authority.

(Notarial Seal)                /s/  FRANK S. FECZKO
                               --------------------

                                    EXHIBIT A

                  [FORM OF REGISTERED SECURITY WHICH IS NOT AN
                        ORIGINAL ISSUE DISCOUNT SECURITY]

                                 [Form of Face]

                              UNIVERSAL CORPORATION

No. [R-]                                               [U.S.]                $

         Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to_____ ,or
registered assigns, the principal sum of   [United States] Dollars on and to pay
interest thereon from    , 19 or from the most recent Interest Payment Date to
which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly
provided for, then from the date hereof, [semi-annually in arrears on    and
  in each year] [annually in arrears on in each year,] commencing    , 20__,
and at Maturity at the rate of % per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert-- and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such
interest, which shall be the     [or ] (whether or not a Business Day) [, as the
case may be,] next preceding such Interest Payment Date. [Except as otherwise provided in the Indenture,] any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner [not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange], all as more fully provided in such Indenture. Payment of the principal of [(and premium, if any)] and interest on this Security will be made at [the office or agency of the Company maintained for that purpose in , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the
[main] offices of _________in ___________in _____________, in   ,    in and in ,
or at such other offices or agencies as the Company may designate, by [United States dollar] check drawn on, or transfer to a [United States dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received timely and proper transfer instructions in writing)] [If applicable, insert--; provided, however, that payment of interest may be made at the option of the Company by [United States dollar] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received timely and proper transfer instructions in writing)].

         [If Securities of the series are to be offered to United States Aliens, insert--]The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of [(and premium, if any)] and interest on this Security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

               (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

               (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

               (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

               (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal of [(and premium, if any)] or interest on, such Security;

               (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

               (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended; or

               (h) any combination of items (a), (b), (c), (d), (e), (f) and
          (g);

nor will additional amounts be paid with respect to any payment of principal of [(and premium, if any)] or interest on this Security to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. Except as specifically provided in the Securities of this series, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of additional amounts provided for herein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia).

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is one of the Securities originally sold under the Company's Prospectus dated 19 , as supplemented by a Prospectus Supplement dated_______, 19_______.

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly -executed under its corporate seal.

Dated: ________________________________

                                                 UNIVERSAL CORPORATION
[Seal]   By: ___________________________
                                                     Name:
                                                     Title:

Attest:


___________________________
___________________________
        Secretary

                                [Form of Reverse]

         This Security is one of a duly authorized issue of Securities (herein called the "Securities") of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of _________, 1991 between the Company and Chemical Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental thereto (the indenture, as supplemented, being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are issuable as Bearer

Securities, insert--and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [U.S.]$ ]. [If the Securities of the series are issuable as Bearer Securities, insert--The Securities of this series are issuable as Bearer Securities [,with interest coupons attached,] in the
denomination of U.S.$   , and as Registered Securities, without coupons, in
denominations of U.S.$    and any integral multiple thereof. As provided in the
Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]

         [If applicable, insert--The Securities of this series are subject to redemption [(1)] -[If applicable, insert--on __________ in any year ____________ commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount [and (2)]] [If applicable, insert--at any time [on or after , ____________19 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [on or before , %, and if redeemed] during the 12-month period beginning of the years indicated,

                         REDEMPTION                        REDEMPTION
         YEAR               PRICE           YEAR             PRICE
         ----          ---------------      ----           ----------







and thereafter at a Redemption Price equal to % of the principal amount,] [If applicable, insert--[and ( )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert--The Securities of this series are subject to redemption (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or
after   , 19 ], as a whole or in part, at the election of the Company, at the
Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: if redeemed during the 12-month period beginning of the years indicated,

                REDEMPTION PRICE              REDEMPTION PRICE FOR
                FOR REDEMPTION                RECEMPTION OTHERWISE
                THROUGH OPERATION             THAN THROUGH OPERATION
YEAR            OF THE SINKING FUND           OF THE SINKING FUND
----            -------------------           -------------------



and thereafter at a Redemption Price equal to % of the principal amount [If applicable, insert--and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount,] together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.] [Notwithstanding the foregoing, the Company may not, prior to _____________, redeem any Securities of this series as contemplated by Clause [(2)] above ____________ as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than % per annum.]

         [If Securities of the series are to be offered to United States Aliens, insert--The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or change is effective on or after , 19, the Company will become obligated to pay additional amounts (as described on the face hereof) on the next succeeding Interest Payment Date, provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.]

         [If the Securities of the series are issuable as Bearer Securities and if applicable*, insert--In addition, if the Company determines that any payment made outside the United States and its possessions by the Company or any of its Paying Agents of the full amount of principal [,premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, information, documentation or other reporting requirement would be fully satisfied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Securities of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the


-------------------
* Generally this provision will only be applicable if the Securities of the series bear interest at a fixed rate.

Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee shall cause notice thereof to be duly given in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on Securities would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such Holders, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         [The sinking fund for this series provides for the redemption on ________ in each year, beginning with the year and ending with the year , of [not less than] [U.S.] $ [("mandatory sinking fund") and not more than [U.S.] $ ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

         Notice of redemption will be given by mail to Holders of [If Securities of the series are issuable as Bearer Securities, insert--Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         [In the event of redemption of this Security in part only, a new [If Securities of the series are issuable as Bearer Securities, insert--Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         [[Except as otherwise provided herein,] the Securities of this series are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected and any related coupons under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series [If Securities of the series are issuable as Bearer Securities, insert--and any related coupons] to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and interest [(including additional amounts, as described on the face hereof)] on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and interest on this Security are payable] [the Borough of Manhattan, the City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind
the designation of any such transfer agent, at the [main] offices of          in
         and       in_____________or at such other offices or agencies as the
Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the Securities of the series are issuable as Bearer Securities, insert--Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         [If the Securities of the series are not issuable as Bearer Securities, insert--The Securities of this series are issuable only in registered form without coupons in denominations of $ _________________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series shall be dated the date of their authentication.

         [If the Securities of the Series are issuable as Bearer Securities, insert--The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.]

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    EXHIBIT B

                    [FORM OF REGISTERED SECURITY WHICH IS AN
                        ORIGINAL ISSUE DISCOUNT SECURITY]

                                 [Form of Face]
         [Insert any legend required by the Internal Revenue Code and the
                           Regulations thereunder.]

                              UNIVERSAL CORPORATION

No. [R-]                                  [U.S.] $


         Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered
    assigns,      the       principal     sum     of
[United States]  Dollars on                            [If the Security is
interest-bearing, insert--, and to pay interest thereon from         , 19 or
from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the
date hereof, [semi-annually in arrears on          and          in each year]
[annually in arrears on in each year,] commencing          , 19__, and  at
Maturity at the rate of ______________% per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date
for such interest, which shall be the        [or    ] (whether or not a Business
Day) [, as the case may be,] next preceding such Interest Payment Date. [Except as otherwise provided in the Indenture,] any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner [not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange], all as more fully provided in such Indenture]. [If the Security is not to bear interest prior to Maturity, insert--The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any interest on any overdue principal shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Payment of the principal of [(and premium, if any)] and [If applicable, insert--any such] interest on this Security will be made at [the office or agency of the Company maintained for that purpose in , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind
the designation of any such Paying Agent, at the [main] offices of in         ,
   in    ,     in     ,     in and in    , or at such other offices or agencies
as the Company may designate, by [United -States dollar] check drawn on, or transfer to a [United States dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received timely and proper transfer instructions in writing)] [If applicable, insert--; provided, however, that payment of interest may be made at the option of the Company by [United States dollar] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received timely and proper transfer instructions in writing)].

         [If Securities of the series are to be offered to United States Aliens, insert--The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--(i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security to the extent of the issue price plus accrued but unpaid original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, [If the Security is not to bear interest prior to Maturity, insert--or, as a result of such sale or exchange] will not be less than the amount provided for in this Security to be then due and payable [If the Security is not to bear interest prior to Maturity, insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

     (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

     (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on, such Security] [If the Security is not to bear interest prior to Maturity, insert--principal of [(and premium, if any)] or interest on overdue principal, if any, on) such Security or from payments from the proceeds of a sale or exchange of such Security];

     (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

     (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

     (g) any tax, assessment or other governmental charge imposed [If the Security is interest-bearing, insert--on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code
         of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended] [If the Security is not to bear interest prior to Maturity, insert--(i) by reason of such Holder's past or present status as a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) by reason of such Holder's past or present status as a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended]; or

             (h) any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) this Security or of the proceeds of any sale or exchange of this Security] to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security. Except as specifically provided in the Securities of this series, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of additional amounts provided for herein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia).

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is one of the
Securities originally sold under the Company's Prospectus dated        , 19 , as
supplemented by a Prospectus Supplement dated          , 19  .

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
       -----------------------------
                                                   UNIVERSAL CORPORATION
[Seal]   By:
             ----------------------------             Name:
                                                      Title:

Attest:


-------------------------------
          Secretary



                                [Form of Reverse]

         This Security is one of a duly authorized issue of Securities (herein called the "Securities") of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of ___________, 1991, between the Company and Chemical Bank, Trustee (herein called the `Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental thereto (the indenture, as supplemented, being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities [If the Securities of the series are issuable as Bearer Securities, insert--and any coupons appertaining thereto) and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to
[U.S.]$     ]. [If Securities of the series are issuable as Bearer Securities, insert--The Securities of this series are issuable as Bearer Securities [, with
interest coupons attached,] in the denomination of U.S.$       and as Registered
Securities, without coupons, in denominations of U.S.$        and any integral
multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]

         [If applicable, insert--The Securities of this series are subject to redemption [(1)] [If applicable, insert--on in any year commencing with the year
      and ending with the year     through operation of the sinking fund for
this series at a Redemption Price equal to [Insert formula for determining the
amount] [and (2)]] [If applicable, insert--at any time [on or after     , 19  ]
, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if
redeemed [on or before      ,    %, and if redeemed] during the 12-month period
beginning       of the years indicated,

                      Redemption                        Redemption
           Year          Price           Year              Price
           ----          -----           ----              -----







and thereafter at a Redemption Price equal to % of the principal amount,] [If applicable, insert--[and ( )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount)] [If the Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred
to on the face hereof, all as              provided in the Indenture].

         [If applicable, insert--The Securities of this series are subject to
redemption (1) on      in any year commencing with the year     and ending with
the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after , 19 ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: if redeemed during the 12-month period beginning of the years indicated,

              Redemption Price              Redemption Price
              for Redemption                for Redemption Otherwise
              Through operation             Than Through Operation
Year          of the Sinking Fund           of the Sinking Fund
----          -------------------           ------------------------






and thereafter at a Redemption Price equal to % of the principal amount [If applicable, insert--and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount)] [If the Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture].] [Notwithstanding the foregoing, the Company
may not, prior to      , redeem any Securities of this series as contemplated by
Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted
financial practice) of less than   % per annum.]

         [If Securities of the series are to be offered to United States Aliens, insert--The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price determined as set forth in the preceding paragraph [If the Security is interest-bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or change
is effective on or after         ,19  , the Company will become obligated to pay
additional amounts (as described on the face hereof) [If the Security is interest-bearing, insert--on the next succeeding Interest Payment Date] [If the Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security], provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts [If the Security is interest-bearing, insert--were a payment in respect of the Securities of this series then due] [If the Security is not to bear interest prior to Maturity, insert--were payment in respect of the Securities of this series then due or a sale or exchange of a Security of this series then made], and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.]

         [If the Securities of the series are issuable as Bearer Securities and if applicable*, insert--In addition, if the Company determines that any payment made outside the United States and its possessions by the Company or any of its Paying Agents of the full amount of principal [, premium, if any,] or interest due with respect to. any Bearer Security or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, information, documentation or other reporting requirement would be fully satisfied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Securities of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement,


-------------------
* This provision will only be applicable if the Securities of the series are interest bearing and generally only if the Securities bear interest at a fixed rate.

whether the Company will redeem the Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee shall cause notice thereof to be duly given in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Securities would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such Holders, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         [If the Securities of the series are issuable as Bearer Securities and if applicable*, insert--In addition, if the Company determines that any payment made outside the United States and its possessions by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) permit any Holder of a Security to present such Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in



--------------------
* This provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

the next preceding paragraph, provided that if any such Holder fails to present its Security for redemption, such Holder will not be entitled to any additional amounts, or (y) if and so long as the conditions of the second paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company has elected to permit redemption of the Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may give any notice of redemption. If the Company elects to permit redemption of the Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Securities will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such -requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

         [The sinking fund for this series provides for the redemption on in each year, beginning with the year and ending with the year of [not less than] [U.S.] $ [("mandatory sinking fund") and not more than [U.S.] $ ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

         Notice of redemption will be given by mail to Holders of [If the Securities of the series are issuable as Bearer Securities, insert--Registered] Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         [In the event of redemption of this Security in part only, a new [If the Securities of the series are issuable as Bearer Securities, insert--Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [--insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and [any] interest on the Securities of this series shall terminate.

         [[Except as otherwise provided herein,] the Securities of this series are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected and any related coupons under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series [If the Securities of the series are issuable as Bearer Securities and are interest-bearing, insert--and any related coupons] to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest of this Security are payable] [the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer
agent, at the [main] offices of        in and        in or at such other offices
or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the Securities of the series are issuable as Bearer Securities, insert--Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         [If the Securities of the series are not issuable as Bearer Securities, insert--The Securities of this series are issuable only in registered form without coupons, in denominations of $ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series shall be dated the date of their authentication.

         [If the Securities of the series are issuable as Bearer Securities, insert--The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.]

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    EXHIBIT C

                    [FORM OF BEARER SECURITY WHICH IS NOT AN
                      ORIGINAL ISSUE DISCOUNT SECURITY AND
                             FORM OF RELATED COUPON]

                           [Form of Face of Security]

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                  ---------------------------------------------


                              UNIVERSAL CORPORATION

No. B-                                                     U.S. $

         Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of Thousand United States Dollars on and to pay interest thereon, from the date hereof, [semi-annually in arrears on and in each year] [annually in arrears on in each year,] commencing , 19 , and at Maturity at the rate of % per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest]. Such payments [(including premium, if any)] shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of in , in , in , in and in , or at such other offices or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature. To the extent necessary under the taxation laws of the United States or any official application or interpretation of the taxation laws of the United States for such payments to be treated as having been made outside the United States, no such check shall be mailed by any Paying Agency to any address in the United States and no transfer of funds shall be made to an account maintained by the payee in the United States [If the Security is denominated and payable in United States dollars, insert--; provided, however, that payment of principal of [(and premium, if any)] and interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if (but only if) payment in United States dollars of the full amount of such principal, [premium,] interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

         The Company will pay to the Holder of this Security or any coupon appertaining hereto who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of [(and premium, if any)] and interest on this Security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States of America or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in this Security or in such coupon to be then due and payable; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

                  (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States of America, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security or any coupon appertaining thereto for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

                  (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States of America or as a corporation which accumulates earnings to avoid United States federal income tax;

                  (d) any tax, assessment or other governmental charge which is payable otherwise than- by withholding from payments of principal of [(and premium, if any)] or interest on, such Security;

                  (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

               (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder or beneficial owner of such Security or any coupon appertaining thereto, if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended; or

               (h) any combination of items (a), (b), (c), (d), (e), (f) and (g)

nor will additional amounts be paid with respect to any payment of principal of [(and premium, if any)] or interest on this Security to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security or any coupon appertaining hereto. Except as specifically provided in the Securities of this series, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security or any coupon appertaining thereto, such mention shall be deemed to include mention of the payment of additional amounts provided for herein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         [Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Securities of this series referred to in the [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [fifth] paragraph). In such event, the Company will pay as additional amounts with respect to any Security of this series that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] or interest due in respect of any Bearer Security or any coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph, (b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other Paying Agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Security or coupon for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security or coupon to be then due and payable.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is one of the Securities originally sold under the Company's Prospectus dated , 19 , as supplemented by a Prospectus Supplement dated , 19 .

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of ______________________to be annexed hereto.

Dated as of          , 19

                                                   UNIVERSAL CORPORATION

[Seal]   By:
                                     Name:
                                     Title:

Attest:


---------------------------------
           Secretary

                                [Form of Reverse]

         This Security is one of a duly authorized issue of Securities (herein called the "Securities") of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of ___________, 1991 between the Company and Chemical Bank, Trustee (herein called the `Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all-indentures supplemental thereto (the indenture as supplemented, being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [,limited in aggregate principal amount to U.S.$ ]. The Securities of this series are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$ [,and as Registered Securities, without coupons, in denominations of U.S.$ and any integral multiple thereof]. [As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]

         [If applicable, insert--The Securities of this series are subject to redemption [(1)] [If applicable, insert--on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and (2)1] [If applicable, insert--at any time [on or after , 19 ] as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed [on or before , %, and if redeemed] during the 12-month period beginning of the years indicated:

                       Redemption                            Redemption
        Year              Price                Year             Price
        ----              -----                ----             -----







and thereafter at a Redemption Price equal to % of the principal amount,] [and ( )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise).]

         [If applicable, insert--The Securities of this series are subject to redemption (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after , 19 ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: if redeemed during the 12-month period beginning of the years indicated:

               Redemption Price              Redemption Price
               for Redemption                for Redemption Otherwise
               Through Operation             Than Through Operation
Year           of the Sinking Fund           of the Sinking Fund
----           -------------------           -------------------
and thereafter at a Redemption Price equal to     % of the principal amount and
(3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located. outside the United States, except as herein provided otherwise).] [Notwithstanding the foregoing,
the Company may not, prior to         , redeem any Securities of this series as
contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with
generally accepted financial practice) of less than    % per annum.]

         The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which amendment or
change is effective on or after         , 19 , the Company will become obligated
to pay additional amounts (as described on the face hereof) on the next succeeding Interest Payment Date, provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Securities of this series then due, and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.

         [If applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [, premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and
(b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe); the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption and if any such Holder fails to present its Security for redemption, such Holder will not be entitled to any additional amounts, or (y) if and so long as the conditions of the [third] paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"),in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the
last date by which the redemption of     the Securities must take place. If the
Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee shall cause notice thereof to be duly given in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on Securities would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a



-------------------
* Generally, this provision will only be applicable if the Securities of the series bear interest at a fixed rate.

Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         With respect to any redemption made pursuant to the terms of this Security, no payment in respect of the portion of the Redemption Price which represents accrued interest thereon shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

         [The sinking fund for this series provides for the redemption on
in each year, beginning with the year and ending with the year    , of [not less
than] U.S.$      [("mandatory sinking fund") and not more than U.S.$      ]
aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

         Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         [[Except as otherwise provided herein,] the Securities of this series are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected and any related coupons under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series and any related coupons to waive compliance by the Company with certain provisions of the

Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series or any related coupon will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof or any related coupon for the enforcement of payment of the principal of [(and premium, if any)] or any interest on this Security or payment of such coupon on or after the respective due dates expressed herein or in such coupon.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and any interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         Title to [Bearer] Securities and coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities may be registered on the Security Register of the Company, upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of
in      and     in      or at such other offices or agencies as the Company may
designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         [No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

         The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Each Security of this series shall be dated the date of [In the case of Securities of a series to be offered pursuant to a Periodic Offering, insert -- the related Predecessor Security; if there is no Predecessor Security, insert -- its authentication] [In the case of Securities of a series other than a series to be offered pursuant to a Periodic Offering, insert -- the original issuance of the first Security of such series to be issued].

         The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            [Form of Face of Coupon]

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                                              UNIVERSAL CORPORATION


                                                   No. ________________
                                                   U.S.$______________
                                                   Due _______________

         Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, Universal Corporation (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States")) as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on a bank in the City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being (one year's) interest then payable on said Security, provided, that no such check shall be mailed by any Paying Agent to an address in the

United States, and no transfer of funds shall be made to an account maintained by the payee in the United States.

                              UNIVERSAL CORPORATION


                           By: ______________________


                                 [Reverse of Coupon]


                               ----------------------

                               ----------------------

                               ----------------------

                               ----------------------

                               ----------------------



------------------------
     * Insert names and addresses of initial Paying Agents located outside the United States.

                                    EXHIBIT D

                      [FORM OF BEARER SECURITY WHICH IS AN
                        ORIGINAL ISSUE DISCOUNT SECURITY
                           AND FORM OF RELATED COUPON]

                           [Form of Face of Security]

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.



         [Insert any other legend required by the Internal Revenue Code and the Regulations thereunder.]

                              UNIVERSAL CORPORATION

No. B-                                                    U.S. $

         Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of _________________________ Thousand United States Dollars on
           [If the Security is interest-bearing, and to pay interest thereon,
from the date hereof, [semi-annually in arrears on      and      in each year]
[annually in arrears on      in each year,] commencing ,    19  , and at
Maturity at the rate of      % per annum, until the principal hereof is paid or
duly made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of
% per annum on any overdue principal and premium and on any overdue installment of interest]. Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature]. [If the Security is not to bear interest prior to Maturity, insert--The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the
overdue principal of this Security shall bear interest at the rate of      % per
annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any interest on any overdue
principal shall bear interest at the rate of      % per annum (to the extent
that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Such payments [(including premium, if any)] shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of
any such Paying Agent, at the [main] offices of      in     ,     in     ,
in      ,     in      and in      , or
at such other offices or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. To the extent necessary under the taxation laws of the United States or any official application or interpretation of the taxation laws of the United States for such payments to be treated as having been made outside the United States, no such check shall be mailed by any Paying Agency to any address in the United States and no transfer of funds shall be made to an account maintained by the payee in the United States [If Security is denominated and payable in United States dollars, insert--; provided, however, that payment of principal of [(and premium, if any)] and [any] interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in United States dollars of the full amount of such principal [, premium] [, interest] or additional amounts, as the case may be, at all offices or agencies outside the United States. maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

         The Company will pay to the Holder of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto] who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--(i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security, to the extent of the issue price plus accrued but unpaid original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States of America or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Security is not to bear interest prior to Maturity, insert--or as a result of such sale or exchange], will not be less than the amount provided for in this Security [If the Security is interest-bearing, insert--or in such coupon] to be then due and payable [If the Security is not to bear interest prior to Maturity, insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge], provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

                  (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States of America, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security [If the Security is interest-bearing, insert--or any coupon appertaining thereto] for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

     (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States of America or as a corporation which accumulates earnings to avoid United States federal income tax;

     (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on, such Security] [If the Security is not to bear interest prior to Maturity, insert--principal of ([and premium, if any] or interest on overdue principal, if any, on) such Security or from payments from the proceeds of a sale or exchange of such Security];

     (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

     (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder or beneficial owner of such Security [If the Security is interest-bearing, insert--or any coupon appertaining thereto], if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

     (g) any tax, assessment or other governmental charge imposed [If the Security is interest-bearing, insert--on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended] [If the Security is not to bear interest prior to Maturity, insert--(i) by reason of such Holder's past or present status as a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) by reason of such Holder's past or present status as a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended)]; or

          (h)    any combination of items (a), (b), (c), (d), (e), (f) and (g);

          nor will additional amounts be paid with respect to any payment of [If the Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert--principal of [or interest on overdue principal, if any, on] this Security or of the proceeds of any sale or exchange of this Security] to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security [If the Security is interest-bearing, insert--or any coupon appertaining hereto]. Except as specifically provided in the Securities of this series, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security [If the Security is interest-bearing, insert--or any coupon appertaining thereto], such mention shall be deemed to include mention of the payment of additional amounts provided for herein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     [Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Securities of this series referred to in the [fourth] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [fourth] paragraph). In such event, the Company will pay as additional amounts with respect to any Security of this series that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] [If the Security is interest-bearing, insert--or interest] due in respect of any Bearer Security [If the Security is interest-bearing, insert--or any coupon appertaining thereto] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph,
(b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other Paying Agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Security [If the Security is interest-bearing, insert--or coupon] for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security [If the Security is interest-bearing, insert--or coupon] to be then due and payable.]

         Reference is hereby made to the further provisions of this Security set forth on the-reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is one of the
Securities originally sold under the Company's Prospectus dated     ,19  , as
supplemented by a Prospectus Supplement dated      , 19

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of to be annexed hereto.

Dated as of               , 19

                                             UNIVERSAL CORPORATION
                                                By: ___________________________
                                                Name:
                                                Title:

[Seal]

Attest:


---------------------------------
           Secretary

                                [Form of Reverse]

         This Security is one of a duly authorized issue of Securities (herein called the "Securities") of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of _________, 1991 between the Company and Chemical Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental thereto (the indenture as supplemented, being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated-and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to U.S. $
   ]. The Securities of this series are issuable as Bearer Securities, with
interest coupons attached, in the denomination of U.S. $    [, and as Registered
Securities, without coupons, in denominations of U.S. $    and any integral
multiple thereof]. [As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]

         [If applicable, insert--The Securities of this series are subject to
redemption [(1)] [If applicable, insert--( 1) on      in any year commencing
with the year     and ending with the year     through operation of the sinking
fund for this series at a Redemption Price equal to [insert formula for determining the amount], [and (2)]] [If applicable, insert--at any time [on or
after     ,19  ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
if redeemed [on or before      , %      , and if redeemed] during the 12-month
period beginning of the years indicated,

                             Redemption                         Redemption
         Year                   Price             Year             Price
         ----                   -----             ----             -----
and thereafter at a Redemption Price equal to      % of the principal amount, I
[and ( )] under the circumstances described in the next [two] succeeding paragraph(s) at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

         [If applicable, insert--The Securities of this series are subject to
redemption (1) on in any year commencing with the year     and ending with the
year     through operation of the sinking fund for this series at the
Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below,
and (2) at any time [on or after     , 19  ], as a whole or in part, at the
election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal -amount) set forth in the table below: if redeemed during the
12-month period beginning      of the years indicated,

               Redemption Price                       Redemption Price
               For Redemption                         For Redemption Otherwise
               Through Operation                      Than Through Operation
Year           Of The Sinking Fund                    Of The Sinking Fund
----           -------------------                    -------------------







and thereafter at a Redemption Price equal to    % of the principal amount, and
(3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [Insert formula for determining the amount] [If the Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].] [Notwithstanding the foregoing, the
Company may not, prior to      redeem any Securities of this series as
contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with
generally accepted financial practice) of less than    % per annum.]

         The Securities of this series may be redeemed, as a whole but not in
part,      at the option of the Company, at a Redemption Price determined as set forth in the preceding paragraph [If the Security is interest-bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States of America or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or
rulings, which amendment or change is effective on or after      , 19 , the
Company will become obligated to pay additional amounts (as described on the face hereof) [If the Security is interest-bearing, insert--on the next succeeding Interest Payment Date] [If the Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security], provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts [If the Security is interest-bearing, insert--were a payment in respect of the Securities of this series then due] [If the Security is not to bear interest prior to Maturity, insert--were a payment in respect of the Securities of this series then due or a sale or exchange of a Security of this series then made], and (b) at the time notice of such redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.

         [If applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [,premium, if any,] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and
(b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) redeem the Securities of this series, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or (y) if and so



-------------------
* This provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securities bear interest at a fixed rate.

long as the conditions of the third paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee shall cause notice thereof to be duly given in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on Securities would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         [If applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States of America affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) permit any Holder of a Security to present such Security for redemption within 90 days of notice of



-------------------
* This provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, provided that if any such Holder fails to present its Security for redemption, such Holder will not be entitled to any additional amounts, or (y) if and so long as the conditions of the [third] paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company has elected to permit redemption of the Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemption of the Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Securities will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Securities if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

         With respect to any redemption made pursuant to the terms of this Security, no payment in respect of the portion of the Redemption Price which represents accrued interest thereon or amounts received in respect of original issue discount shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

         [The sinking fund for this series provides for the redemption on in each year, beginning with the year and ending with the year , of [not less than]
U.S.$   [("mandatory sinking fund") and not more than U.S.$ ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due].]

         Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities,] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to[--insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and [any] interest on the Securities of this series shall terminate.

         [[Except as otherwise provided herein,] the Securities of this series are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are interest-bearing, insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series and any related coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the Security is interest-bearing, insert--or any related coupon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof [If the Security is interest-bearing, insert--or if any related coupon] for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this Security [If the Security is interest-bearing, insert--or payment of such coupon] on or after the respective due dates expressed herein [If the Security is interest-bearing, insert--or in such coupon].

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest (including additional amounts, as described on the face hereof) on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities may be registered on the Security Register of the Company, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of
in      and      in      or at such other offices or agencies as the Company may
designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         No service charge shall be made for any [such registration of transfer or] exchange [of Securities as provided above], but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto[, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Each Security of this series shall be dated the date of [In the case of Securities of a series to be offered pursuant to a Periodic Offering, insert -- the related Predecessor Security; if there is no Predecessor Security, insert -- its authentication] [In the case of Securities of a series other than a series to be offered pursuant to a Periodic Offering, insert -- the original issuance of the first Security of such series to be issued].

         The Indenture, the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            [Form of Face of Coupon]

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                              UNIVERSAL CORPORATION

                                 No. ___________
                                U.S.$ ___________
                                 Due ___________

         Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, Universal Corporation (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof-which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) at the Paying Agents set out on the reverse hereof or at such other offices or agencies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States")) as the Company may designate from time to time, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States, being [one year's] interest then payable on said Security, provided that no such check shall be mailed by any Paying Agent to an address in the United States, and no transfer of funds shall be made to an account maintained by the payee in the United States.

                              UNIVERSAL CORPORATION


                         By: ___________________________

                               [Reverse of Coupon]

                                                   *
                            ________________________
                            ________________________
                            ________________________
                            ________________________
                            ________________________
                            ________________________



-------------------
* Insert names and addresses of initial paying Agents located outside the United States.

                                    EXHIBIT E
                       (FORM OF TEMPORARY GLOBAL SECURITY)

                                 (Form of Face)

                              --------------------


                              UNIVERSAL CORPORATION


                              --------------------


                            TEMPORARY GLOBAL SECURITY


                              --------------------


         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

         [Insert any other legend required by the Internal Revenue Code and the Regulations thereunder.]

         THIS SECURITY IS A TEMPORARY GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE PERMANENT GLOBAL SECURITIES OF THIS SERIES, WITHOUT COUPONS, FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, FOR DEFINITIVE BEARER SECURITIES OF THIS SERIES, WITH INTEREST COUPONS ATTACHED, OR FOR A COMBINATION THEREOF, AT THE PRINCIPAL OFFICE OF THE [TRUSTEE] [SECURITY REGISTRAR] (AS DEFINED HEREIN) IN LONDON, ON OR AFTER 45 DAYS FROM THE DATE OF ORIGINAL ISSUANCE HEREOF UPON PRESENTATION OF THE CERTIFICATION SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL SECURITY OF THIS SERIES OR FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES OF DEFINITIVE BEARER SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE.

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

No.

         This temporary global Security is one of a duly authorized issue of securities (herein called the "Securities") of Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of ___________, 1991 between the Company and Chemical Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental thereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and any coupons appertaining thereto and of the terms upon which the Securities are, and are to be, authenticated and delivered. This temporary global Security is one of the series of Securities designated on the face hereof, of an aggregate initial principal amount of Thousand United States Dollars (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Schedule A hereto, the "Principal Amount"), with the Interest Payment Dates, date of original issuance, and date of Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

         The Company, for value received, hereby promises to pay to the bearer, upon presentation and surrender of this temporary global Security, the Principal Amount hereof on [If the temporary global Security is interest-bearing, insert--, and to pay interest thereon, from the date hereof, [semi-annually in arrears on and in each year] [annually in arrears on in each year,] commencing
          , 19 , and at Maturity, at the rate of % per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert--,and (to the extent that the payment of such interest shall be legally
enforceable) at the rate of     % per annum on any overdue principal and premium
and on any overdue installment of interest]. [If the temporary global Security is not to bear interest prior to Maturity, insert--The principal of this temporary global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this temporary global
Security shall bear interest at the rate of      % per annum (to the extent that
the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any interest on any overdue principal shall bear interest at
the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         This temporary global Security shall be exchanged in whole or from time to time in part for (i) a permanent global Security of this series, with interest coupons, (ii) definitive Bearer Securities of this series [If the temporary global Security is interest-bearing, insert--, with interest coupons attached] [If the temporary global Security is not to bear interest prior to Maturity, insert--without interest coupons], (iii) definitive Registered Securities of this series, without interest coupons, or (iv) a combination of the foregoing, provided that the permanent global Security or the definitive Securities so issued in exchange for this temporary global Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of this temporary global Security to be exchanged, and provided further that, unless the Company agrees otherwise, definitive Bearer Securities of this series or definitive Registered Securities of this series will be issued in exchange for this temporary global Security, or any portion hereof, only if prior to the issuance of this temporary global Security, such definitive Bearer Securities or definitive Registered Securities were requested by written notice to the London office of the Security Registrar and the London office of a common depositary (the "Common Depositary"), by or on behalf of a Person who is a beneficial owner of an interest herein, given through Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System (the "Euroclear Operator"), or Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL" S.A.).

         In the event that this temporary global Security or any portion hereof is exchanged for one or more permanent global Securities of this series or an interest therein, such permanent global Security will be deposited in London with the main office in London of the Common Depositary for the Euroclear Operator and CEDEL S.A. Any exchange of this temporary global Security or portion hereof, whether for a permanent global Security of this series or an interest therein, one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, will be made at the London office of the Security Registrar, upon request and by or on behalf of the Person who is the beneficial owner of an interest herein given through the Euroclear Operator or CEDEL S.A., only (i) on or after a date which is at least 45 days after the date of original issuance hereof (the "Exchange Date") and
(ii) in accordance with the procedures and certification requirements set forth in the Indenture. Upon exchange of any portion of this temporary global Security for a permanent global Security of this series or one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, or both, the Security Registrar shall endorse Schedule A of this temporary global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series or Bearer Securities of this series so issued in exchange or by the aggregate principal amount to be entered on the permanent global Security of this series, or both, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for a permanent global Security of this series or interests therein or one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, or both, this temporary global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered permanent global Security of this series or definitive Registered Security of this series or definitive Bearer Security of this series.

         Except as provided in the next paragraph, neither the Holder of this temporary global Security nor any beneficial owner of any portion of this temporary global Security shall be entitled to receive payment of [If the temporary global Security is interest-bearing, insert--accrued interest][ [If the temporary global Security is not to bear interest prior to Maturity, insert--accrued interest on overdue principal, if any,] hereon until this temporary global Security or the relevant portion hereof has been exchanged for a permanent global Security of this series or an interest therein or for one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series or a combination thereof, as provided herein and in the Indenture.

         The principal and any [premium or] interest in respect of any portion of this temporary global Security payable [If the temporary global Security is interest-bearing, insert--in respect of an Interest Payment Date or at the Stated Maturity thereof] [If the temporary global Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange thereof], in each case occurring prior to the exchange of such portion for a permanent global Security of this series or interests therein or a definitive Registered Security or Securities of this series or a definitive Bearer Security or Securities of this series, as the case may be, will be paid to each of the Euroclear Operator and CEDEL S.A. with respect to the portion of this temporary global Security held for its account only upon compliance with the procedures and certification requirements set forth in the Indenture. If such Interest Payment Date occurs on or after the Exchange Date, the Euroclear Operator or CEDEL S.A., as the case may be, following the receipt of such written certification shall exchange, in accordance with the procedures set forth in the Indenture, the portion of the temporary global Security that relates to such certificate for definitive Securities (which, in the absence of instructions to the contrary, shall be an interest in a permanent global Security).

         Payment of the principal of and any premium or interest on this temporary global Security shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main]
offices of    in    ,    in    ,     in     ,     in    and       in
      , or at such other office or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. [If the temporary global Security is interest-bearing, insert--Interest on this temporary global Security due on or before Maturity shall be payable only upon presentation at such an office or agency of this temporary global Security.] To the extent necessary under the taxation laws of the United States or any official application or interpretation of the taxation laws of the United States for such payments to be treated as having been made outside the United States, no such check shall be mailed by any Paying Agent to any address in the United States and no transfer of funds shall be made to an account maintained by the payee in the United States [If the temporary global Security is denominated and payable in United States dollars, insert--; provided, however, that payment of principal of [(and premium, if any)] and [any] interest on this temporary global Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if (but only if) payment in United States dollars of the full amount of such principal, [premium], interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].

     The Company will pay to any Holder of any Security of this series [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto) who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the temporary global Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on such Security] [If the temporary global Security is not to bear interest prior to Maturity, insert-- (i) the net payment of principal of (and interest on overdue principal, if any, on) such Security and (ii) the net proceeds from the sale or exchange of such Security, to the extent of issue price plus accrued but unpaid original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States of America or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the temporary global Security is not to bear interest prior to Maturity, insert--or as a result of such sale or exchange], will not be less than the amount provided for in such Security [If the temporary global Security is interest-bearing; insert--or in such coupon] to be then due and payable [If the temporary global Security is not to bear interest prior to Maturity, insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the Company will not be required to make any payment of additional amounts for or on account of:

          (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States of America, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto] for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States of America or as a corporation which accumulates earnings to avoid United States federal income tax;

          (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of [If the temporary global Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on, such

         Security] [If the temporary global Security is not to bear interest prior to Maturity, insert--principal of [(and premium, if any)] or interest on overdue principal, if any, on such Security or from payments from the proceeds of a sale or exchange of such Security];

                  (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

                  (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder or beneficial owner of such Security [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto], if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

                  (g) any tax, assessment or other governmental charge imposed [If the temporary global Security is interest-bearing, insert--on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended [If the temporary global Security is not to bear interest prior to Maturity, insert--(i) by reason of such Holder's past or present status as a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) by reason of such Holder's past or present status as a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended]; or

                  (h) any combination of items (a), (b), (c), (d), (e), (f) and
         (g);

         nor will additional amounts be paid with respect to any payment of [If the temporary global Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on any such Security] [If the temporary global Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) such Security or of the proceeds of any sale or exchange of such Security] to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto]. Except as specifically provided in the Securities of this series

         (including this temporary global Security), the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this temporary global Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto], such mention shall be deemed to include mention of the payment of additional amounts provided for herein or therein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof or thereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a-non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Securities of this series (including this temporary global Security) referred to in the [fourth][fifth] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [fourth][fifth] paragraph). In such event, the Company will pay as additional amounts with respect to any Security of this series (including this temporary global Security) that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] or [any] interest due in respect of any Bearer Security of this series [If the temporary global Security is interest-bearing, insert--or any coupon appertaining thereto] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph, (b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other Paying Agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Security [If the temporary global

Security is interest-bearing, insert--or coupon] for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security [If the temporary global Security is interest-bearing, insert--or coupon] to be then due and payable.

         Reference is hereby made to the further provisions of this temporary global Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this temporary global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal:

                                              UNIVERSAL CORPORATION

Dated:


(Seal)                                        By:  ___________________________
                                              Name:
Attest:                                       Title:


--------------------------------
          Secretary


                                [Form of Reverse]

         The Securities of this series of which this temporary global Security is a part are issuable as Bearer Securities, with interest coupons attached, in the denomination of U.S.$ [and as Registered Securities, without coupons, in denominations of U.S.$ and any integral multiple thereof]. [As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of the series of which this temporary global Security is a part are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]

         [If applicable, insert--The Securities of this series (including this temporary global Security and the interests represented hereby) are subject to
redemption (1)] [If applicable, insert--on       in any year commencing with the
year     and ending with the year       through operation of the sinking fund
for this series at a Redemption Price equal to 100% of the principal amount, and
(2)] [If applicable, insert--at any time [on or after       ,19   ], as a whole
or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed [on or before ,
      %, and if redeemed] during the 12-month period beginning of the years indicated:

                     Redemption                         Redemption
        Year           Price            Year              Price
        ----         ----------         ----            ----------





and thereafter at a Redemption Price equal to % of the principal amount,] [and
( )] [under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount--or insert applicable formula for determining the amount] [If the temporary global Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this temporary global Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation of this temporary global Security (at an office or agency located outside the United States, except as herein provided otherwise)].]

         [If applicable, insert--The Securities of this series (including this temporary global Security and the interests represented hereby) are subject to
redemption (1) on     in any year commencing with the year     and ending with
the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at
any time [on or after        , 19 ], as a whole or in part, at the election of
the Company at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, if redeemed during the 12-month period beginning of the years indicated:

                  Redemption Price                  Redemption Price
                  for Redemption                    for Redemption Otherwise
                  Through Operation                 than Through Operation
Year              of the Sinking Fund               of the Sinking Fund
----              -------------------               -------------------







and thereafter at a Redemption Price equal to % of the principal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount--or insert applicable formula for determining the amount] [If the temporary global Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that interest installments on this temporary global Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation of this temporary global Security (at an office or agency located outside the United States, except as herein provided
otherwise)].] [Notwithstanding the foregoing, the Company may not, prior to    ,
redeem the Securities of this series (including this temporary global Security and the interests represented hereby) as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than % per annum.]

         The Securities of this series (including this temporary global Security and the interests represented hereby) may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price determined as set forth in the preceding paragraph [If the temporary global Security is interest-bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States of America or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or rulings, which
amendment or change is effective on or after     19 , the Company will become
obligated to pay additional amounts (as described on the face thereof or hereof) [If the temporary global Security is interest-bearing, insert--on the next succeeding Interest Payment Date] [If the temporary global Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security], provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts [If the temporary global Security is interest-bearing, insert--were a payment in respect of the Securities of this series (including this temporary global Security and the interests represented hereby) then due] [If the temporary global Security is not to bear interest prior to Maturity, insert--were a payment in respect of the Securities of this series (including this temporary global Security and the interests represented hereby) then due or a sale or exchange of a Security of this series then made], and (b) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption as provided in this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.

         [If applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [,premium, if any,] or interest due with respect to any Bearer Security of the series of which this temporary global Security is a part or any related coupon would, under any present or future laws or regulations of the United States of America affecting



-------------------
* Generally, this provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securitities bear interest at a fixed rate.

taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) redeem the Securities of this series (including this temporary global Security and the interests represented hereby), as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or
(y) if and so long as the conditions of the [ninth] paragraph on the face of this temporary global Security are satisfied, pay the-additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Securities (including this temporary global Security and the interests represented hereby) or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities (including this temporary global Security and the interests represented hereby) must take place. If the Company elects to redeem the Securities (including this temporary global Security and the interests represented hereby) such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee will cause notice thereof to be duly published in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities (including this temporary global Security and the interests represented hereby) if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Securities (including this temporary global Security and the interests represented hereby) would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities (including this temporary global Security and the interests represented hereby), at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         [If applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security of the series of which this temporary global Security is a part would, under any present or future laws or regulations of the United States of America affecting taxation or otherwise, be subject to any certification, information, documentation, or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying-Agent in Western Europe), the Company at its election will either (x) permit any Holder of a Security to present such Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, provided that if any such Holder fails to present its Security for redemption, such Holder will not be entitled to any additional amounts, or (y) if and so long as the conditions of the [ninth] paragraph on the face of this temporary global Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company has elected to permit redemption of the Securities (including this temporary global Security and the interests represented hereby) or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemption of the Securities (including this temporary global Security and the interests represented hereby), notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Securities (including this temporary global Security and the interests represented hereby) will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Securities (including this temporary global Security and the interests represented hereby) if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will


-------------------
* Generally, this provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

         With respect to any redemption made pursuant to the terms of this Security, no payment in respect of the portion of the Redemption Price which represents accrued interest thereon shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

         [The sinking fund for this series provides for the redemption on in each year, beginning with the year and ending with the year , of [not less than] U.S.$ [("mandatory sinking fund") and not more than U.S.$ ] aggregate principal amount of Securities of this series (including this temporary global Security and the interests represented hereby). [Securities of this series (including this temporary global Security and the interests represented hereby) acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [--in the inverse order in which they become due.]]

         [[Except as otherwise provided herein,] the Securities of this series (including this temporary global Security and the interests represented hereby) are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities], not less than 30 nor more than 60 days prior to the dated fixed for redemption, all as provided in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this temporary global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. [If the temporary global Security is not to bear interest prior to Maturity, insert--Such amount shall be equal to [Insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and [any] interest on the Securities of this series (including this temporary global Security and the interests represented hereby) shall terminate.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the temporary global Security is interest-bearing, insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series [If the temporary global Security is interest-bearing, insert--and any related coupons] to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this temporary global Security shall be conclusive and binding upon such Holder and upon all future Holders of this temporary global Security and the Persons who are beneficial owners of interests represented hereby, and of any Security (including any permanent global Security) issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this temporary global Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the temporary global Security is interest-bearing, insert--or any related coupon will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this temporary global Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this temporary global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest (including additional amounts, as described on the face hereof) on this temporary global Security at the times, places and rate, and in the coin or currency, herein prescribed.

         Title to [Bearer] Securities of the series of which this temporary global Security is a part and coupons shall pass by delivery. [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this temporary global Security is a part may be registered in the Security Register of the Company, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such
transfer agent, at the [main] offices of      in     and     in       or at such
other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         No service charge shall be made for any [such registration of transfer or] exchange [of Securities as provided above], but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto[, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Each Security of this series (including this temporary global Security) shall be dated the date of [In the case of Securities of a series to be offered pursuant to a Periodic Offering, insert --- the related Predecessor Security; if there is no Predecessor Security, insert -- its authentication] [In the case of Securities of a series other than a series to be offered pursuant to a Periodic Offering, insert -- the original issuance of the first Security of such series to be issued].

         The Indenture, the Securities (including this temporary global Security) and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this temporary global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    EXHIBIT F

                       [Form of Permanent Global Security]

                                 [Form of Face]

                                ----------------

                              UNIVERSAL CORPORATION

                                ----------------

                            PERMANENT GLOBAL SECURITY

                                ----------------

         [If The Permanent Global Security is to be deposited with a Common Depositary, -- insert--ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

         [Insert any other legend required by the Internal Revenue Code and the Regulations thereunder]

          [If the permanent global Security is to be deposited with a Common Depositary, insert--THIS SECURITY IS A PERMANENT GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, FOR DEFINITIVE BEARER SECURITIES OF THIS SERIES, WITH INTEREST COUPONS ATTACHED, OR FOR A COMBINATION THEREOF, AT THE PRINCIPAL OFFICE OF THE [TRUSTEE] (AS DEFINED HEREIN) [SECURITY REGISTRAR] IN LONDON. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES OR DEFINITIVE BEARER SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITORY OR A NOMINEE OF A U.S. DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITORY TO A NOMINEE OF THE U.S. DEPOSITORY OR BY A NOMINEE OF THE U.S.

DEPOSITORY TO THE U.S. DEPOSITORY OR ANOTHER NOMINEE OF THE U.S. DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

No. __________________

         This permanent global Security is one of a duly authorized issue of securities (herein called the "Securities") of Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of ___________, 1991 between the Company and Chemical Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental hereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series of Securities designated on the face hereof, of an aggregate initial principal amount of __________________ Thousand United States Dollars (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Schedule A hereto, the "Principal Amount"), with the Interest Payment Dates, date of original issuance, and date of Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

         [If the permanent global Security is to be deposited with a Common Depositary, insert--The Company, for value received, hereby promises to pay to the bearer, upon presentation and surrender of this permanent global Security,
the Principal Amount hereof on          [If the permanent global Security is
interest-bearing, insert-- , and to pay interest thereon, from the date hereof,
[semi-annually in arrears on and           in each year] [annually in arrears on
         in each year,] commencing ,      19 , and at Maturity, at the rate of
    % per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest]. [If the permanent global Security is not to bear interest prior to Maturity, insert--The principal of this permanent global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this permanent global Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any interest on any overdue principal shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--The Company, for value received, hereby promises to pay
to     , or registered assigns, the Principal Amount hereof on       [If the
permanent global Security is interest-bearing, insert--, and to pay interest
thereon, from     , 19  , or from the most recent Interest Payment Date to
which interest has been paid or duly provided for, or, if the date of this permanent global Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof [semi-annually
           in arrears on          and           in each year] [annually in
arrears on       in each year,] commencing        , 19    , and at Maturity,
at the rate of % per annum, until the principal hereof is paid or duly made available for payment [If applicable, insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security [or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date
for such interest, which shall be the        [or        ] (whether or not a
Business Day) [,as the case may be,] next preceding such Interest Payment Date. [Except as otherwise provided in the Indenture,] any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner [not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange], all as more fully provided in such Indenture]. [If the permanent global Security is not] to bear interest prior to Maturity, insert--The principal of this permanent global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this permanent global Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any interest on any overdue principal shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--This permanent global Security is exchangeable in whole or from time to time in part for (i) definitive Bearer Securities of this series [If the permanent global Security is interest-bearing, insert--, with interest coupons attached] [If the permanent global Security is not to bear interest prior to Maturity, insert--without interest coupons], (ii) definitive

Registered Securities of this series, without interest coupons, or (iii) a combination of the foregoing, provided that the interest in this permanent global Security being exchanged for such Bearer Securities of this series has not been acquired from or otherwise beneficially owned by a United States person, provided further that the definitive Securities so issued in exchange for this permanent global Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of this permanent global Security to be exchanged, and provided further that, unless the Company agrees otherwise, definitive Bearer Securities of this series or definitive Registered Securities of this series will be issued in exchange for this permanent global Security, or any portion hereof, only if at least 30 days prior to such exchange, such definitive Bearer Securities or definitive Registered Securities were requested by written notice to the London office of the Security Registrar and the London office of a common depositary with respect to the Securities of this series (the "Common Depositary"), by or on behalf of a Person entitled thereto, given through Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System (the "Euroclear Operator"), or Centrale de Livrasions de Valeurs Mobilieres, S.A. ("Cedel").]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--This permanent global Security is exchangeable in whole or from time to time in part for definitive Registered Securities of this series only as provided in this paragraph. If (x) the U.S. Depository with respect to the Securities of this series (the "U.S. Depository") notifies the Company that it is unwilling or unable to continue as U.S. Depository for this permanent global Security or if at any time the U.S. Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order providing that this permanent global Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, this permanent global Security or any portion hereof shall, in the case of clause (x) above, be exchanged for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the permanent global Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this permanent global Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the [Trustee] [Security Registrar] by or on behalf of a Person who is a beneficial owner of an interest hereof given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this permanent global Security, or any portion hereof, shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the [Trustee] [Security Registrar]. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--Any exchange of this permanent global Security or portion hereof, whether for one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, will be made at the London office of the Security Registrar, upon request of the Person who is the beneficial owner of an interest herein given through the Euroclear Operator or Cedel. Upon exchange of any portion of this permanent global Security for one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, or both, the Security Registrar shall endorse Schedule A of this permanent global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series or Bearer Securities of this series so issued in exchange, or both, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted.

         Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series, or both, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series or definitive Bearer Security of this series.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--Any exchange of this permanent global Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the [Trustee] [Security Registrar]. Upon exchange of any portion of this permanent global Security for one or more definitive Registered Securities of this series, the [Trustee] [Security Registrar] shall endorse Schedule A of this permanent global Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--Except as provided in the next paragraph, neither the Holder of this permanent global Security nor any beneficial owner of any portion of this permanent global Security shall be entitled to receive payment of [If the permanent global Security is interest-bearing, insert--accrued interest] [If the permanent global Security is not to bear interest prior to Maturity, insert--accrued interest on overdue principal, if any,] hereon until this permanent global Security or the relevant portion hereof has been exchanged for an interest therein or for one or more definitive Registered Securities of this series or one or more definitive Bearer Securities of this series or a combination thereof, as provided herein and in the Indenture.

         The principal and any [premium or] interest in respect of any portion of this permanent global Security payable [If the permanent global Security is interest-bearing, insert--in respect of an Interest Payment Date or at the Stated Maturity thereof [If the permanent global Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange thereof], in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series or a definitive Bearer Security or Securities of this series, as the case may be, will be paid to each of the Euroclear Operator and Cedel with respect to the portion of this permanent global Security held for its account. Each of the Euroclear Operator and Cedel will undertake in such circumstances to credit any such principal[,] [premium] and interest received by it in respect of this permanent global Security to the respective accounts of the Persons who are the beneficial owners of such interests [on such Interest Payment Date or at Stated Maturity] [at Maturity or upon the sale or exchange thereof]. [If the permanent global Security is interest-bearing, insert--If a definitive Registered Security of this series is issued in exchange for any portion of this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (iii any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Euroclear Operator and Cedel, and the Euroclear Operator and Cedel will undertake in such circumstances to credit such interest to the account of the Person who was the beneficial owner of such portion of this permanent global Security on such Regular Record Date or Special Record Date, as the case may be.]]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--Except as provided in the next paragraph, neither the Holder of this permanent global Security nor any beneficial owner of any portion of this permanent global Security shall be entitled to receive payment of [If the permanent global Security is interest-bearing, insert--accrued interest] [If the permanent global Security is not to bear interest prior to Maturity, insert--accrued interest on overdue principal, if any,] hereon until this permanent global Security or the relevant portion hereof has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

         The principal and any [premium or] interest in respect of any portion
of   this permanent global Security payable [If the permanent global Security is interest-bearing, insert--in respect of an Interest Payment Date or at the Stated Maturity thereof [If the permanent global Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange thereof], in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal[,] [premium] and interest received by it in respect of this permanent global Security to the respective accounts of the Persons who are the beneficial owners of such interests [on such Interest Payment Date or at Stated Maturity] [at Maturity or upon the sale or exchange thereof]. [If the permanent global Security is interest-bearing, insert--If a definitive Registered Security of this series is issued in exchange for any portion of this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account of the Person who was the beneficial owner of such portion of this permanent global Security on such Regular Record Date or Special Record Date, as the case may be.]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--Payment of the principal of and any premium or interest on this permanent global Security shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main]
offices of    in    ,    in    ,    in   ,in     and     in   , or at such other
office or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, at the option of the Holder, by United States dollar check drawn on a bank in The City of New York or by transfer of United States dollars to an account maintained by the payee with a bank located outside the United States. [If the permanent global Security is interest-bearing, insert--Interest on this permanent global Security due on or before Maturity shall be payable only upon presentation at such an office or agency of this permanent global Security.] To the extent necessary under the taxation laws of the United States or any official application or interpretation of the taxation laws of the United States for such payments to be treated as having been made outside the United States, no such check shall be mailed by any Paying Agent to any address in the United States and no transfer of funds shall be made to an account maintained by the payee in the United States [If the permanent global Security is denominated and payable in United States dollars, insert--; provided, however, that payment of principal of [(and premium, if any)] and [any] interest on this permanent global Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if (but only if) payment in United States dollars of the full amount of such principal, [premium], interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions].]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--Payment of the principal of [(and premium, if any)] and [If applicable, insert--any such] interest on this permanent global Security will be made at [the office or agency of the Company maintained for that purpose in
    , in such coin or currency of the United States
of America as at the time of payment is legal tender for payment of public and private debts] [the option of the Holder (a) at [the Corporate Trust Office of the Trustee] or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts or (b) subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such
Paying Agent, at the [main] offices of    in   ,   in   ,   in   ,   in     in
and    in    , or at such other offices or agencies as the Company may
designate, by [United States dollar] check drawn on, or transfer to a United States dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing)] [If applicable, insert--; provided, however, that payment of interest may be made at the option of the Company by [United States dollar] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States dollar] account maintained by the payee with, a bank in The City of New York [so long as the applicable Paying Agent has received transfer instructions in writing].]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--The Company will pay to any Holder of any Security of this series [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto] who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the permanent global Security is interest-bearing, insert--every net payment of the principal of [(and premium, if any)] and interest on such Security] [If the permanent global Security is not to bear interest prior to Maturity, insert--(i) the net payment of principal of (and interest on overdue principal, if any, on) such Security and (ii) the net proceeds from the sale or exchange of such Security to the extent of the issue price plus accrued but unpaid original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States of America or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the permanent global Security is not to bear interest prior to Maturity, insert--or as a result of such sale or exchange], will not be less than the amount provided for in such Security [If the permanent global Security is interest-bearing, insert--or in such coupon] to be then due and payable [If the permanent global Security is not to bear interest prior to Maturity, insert--or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge], provided, however, that the Company will not be required to make any payment of additional amounts for or on account of:

                  (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States of America, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation by the Holder of such Security [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto] for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

     (c) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States of America or as a corporation which accumulates earnings to avoid United States federal income tax;

     (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of [If the permanent global Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on, such Security] [If the permanent global Security is not to bear interest prior to Maturity, insert--principal of [(and premium, if any)] or interest on overdue principal, if any, on) such Security or from payments from the proceeds of a sale or exchange of such Security];

     (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of [(and premium, if any)] or interest on, the Securities, if such payment can be made without such withholding by any of the other Paying Agents in Western Europe;

     (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Holder or beneficial owner of such Security [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto], if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

     (g) any tax, assessment or other governmental charge imposed [If the permanent global Security is interest-bearing, insert--on interest received by
(i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended [If the permanent global Security is not to bear interest prior to Maturity, insert--(i) by reason of such Holder's past or present status as a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended, and the regulations that may be promulgated thereunder) of the Company or (ii) by reason of such Holder's past or present status as a controlled foreign corporation within the meaning of the United States Internal Revenue Code of 1986, as amended]; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) and (g); nor will additional amounts be paid with respect to any payment of [If the permanent global Security is interest-bearing, insert--principal of [(and premium, if any)] or interest on any such Security] [If the permanent global Security is not to bear interest prior to Maturity, insert--principal of (or interest on overdue principal, if any, on) such Security or of the proceeds of any sale or exchange of such Security] to any Holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto]. Except as specifically provided in the Securities of this series (including this permanent global Security), the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this permanent global Security there is mentioned, in any context, the payment of the principal of [(or premium, if any)] or interest on, or in respect of, a Security [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto], such mention shall be deemed to include mention of the payment of additional amounts provided for herein or therein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof or thereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     [If the permanent global Security is to be deposited with a Common Depositary, insert--Notwithstanding the foregoing, if and so long as a certification, information, documentation or other reporting requirement with respect to any and all Securities of this series (including this permanent global Security) referred to in the [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [fifth] paragraph). In such event, the Company will pay as additional amounts with respect to any Security of this series (including this permanent global Security) that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its Paying Agents of principal [(and premium, if any)] or [any] interest due in respect of any Bearer Security of this series [If the permanent global Security is interest-bearing, insert--or any coupon appertaining thereto] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph, (b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other Paying Agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Security [If the permanent global Security is interest-bearing, insert--or coupon] for payment on a date more than 10 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security [If the permanent global Security is interest-bearing, insert--or coupon] to be then due and payable.]

         Reference is hereby made to the further provisions of this permanent global Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of Chemical Bank, the Trustee under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________________                         UNIVERSAL CORPORATION

[Seal]
                                                  By: ______________________
                                                       Name:
                                                       Title:

Attest:


-----------------------------
        Secretary

                                [Form of Reverse]

         [If the permanent global Security is to be deposited with a Common Depositary; insert--The Securities of this series of which this permanent global Security is a part are issuable as Bearer Securities, with interest coupons
attached, in the denomination of U.S.$    [, and as Registered Securities,
without coupons, in denominations of U.S.$   and any integral multiple thereof].
[As provided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series of which this permanent global Security is a part are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer; provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date and the, relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities.]]

         [If applicable, insert--The Securities of this series (including this permanent global Security and the interests represented hereby) are subject to redemption (1)] [If applicable, insert--on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable, insert--at any time [on or after , 19 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed [on or before , %, and if redeemed] during the 12-month period beginning of the years indicated:

                       Redemption                          Redemption
         Year             Price               Year            Price
         ----          ----------             ----         ----------
and thereafter at a Redemption Price equal to of the principal amount,] [and
(      )] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount--or insert applicable formula for determining the amount] [If the permanent global Security is interest-bearing, insert--, together in the case of any such redemption [If applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this permanent global Security whose Stated Maturity is on or prior to such Redemption Date will be payable [If the permanent global Security is to be deposited with a Common Depositary, insert-- only upon presentation of this permanent global Security (at an office or agency located outside the United States, except as herein provided otherwise) [If the permanent global Security is to be deposited with a U.S. Depository, insert--to the Holder of this permanent global Security, or one or more Predecessor Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture]].

         [If applicable, insert--The Securities of this series (including this permanent global Security and the interests represented hereby) are subject to
redemption (1) on       in any year commencing with the year     and ending with
the year        through operation of the sinking fund for this series at the
Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after , 19 ], as a whole or in part, at the election of the Company at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, if redeemed during the 12-month period beginning of the years indicated:

              Redemption Price               Redemption Price
              For Redemption                 For Redemption Otherwise
              Through Operation              Than Through Operation
Year          Of The Sinking Fund            Of The Sinking Fund
----          -------------------            ------------------------







and thereafter at a Redemption Price equal to % of the principal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount--or insert applicable formula for determining the amount] [If the permanent global Security is interest-bearing, insert--, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this permanent global Security whose Stated Maturity is on or prior to such Redemption Date will be payable [If the permanent global Security is to be deposited with a Common Depositary, insert--only upon presentation of this permanent global Security (at an office or agency located outside the United States, except as herein provided otherwise)

[If the permanent global Security is to be deposited with a U.S. Depository, insert--to the Holder of this permanent global Security, or one or more Predecessor Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture]].] [Notwithstanding the foregoing, the Company may not, prior to redeem the Securities of this series (including this permanent global Security and the interests represented hereby) as contemplated by Clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of
less than    % per annum.]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--The Securities of this series (including this permanent global Security and the interests represented hereby) may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price determined as set forth in the preceding paragraph [If the permanent global Security is interest bearing, insert--, together with interest accrued to the date fixed for redemption,] if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States of-America or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations
or rulings, which amendment or change is effective on or after          19 , the
Company will become obligated to pay additional amounts (as described on the face thereof or hereof) [If the permanent global Security is interest-bearing, insert--on the next succeeding Interest Payment Date) [If the permanent global Security is not to bear interest prior to Maturity, insert--at Maturity or upon the sale or exchange of any Security), provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts [If the permanent global Security is interest-bearing, insert--were a payment in respect of the Securities of this series (including this permanent global Security and the interests represented hereby) then due] [If the permanent global Security is not to bear interest prior to Maturity, insert--were a payment in respect of the Securities of this series (including this permanent global Security and the interests represented hereby) then due or a sale or exchange of a Security of this series then made], and (b) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption as provided in this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of McGuire, Woods, Battle & Boothe to such effect based on such statement of facts.]

         [If the permanent global Security is to be deposited with a Common Depositary and if applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [, premium, if any, ] or interest due with respect to any Bearer Security of the series of which this permanent global Security is a part or any related coupon would, under any present or future laws or regulations of the United States of America affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) redeem the Securities of this series (including this permanent global Security and the interests represented hereby), as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions of the [ninth] [tenth] paragraph on the face of this permanent global Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Securities (including this permanent global Security and the interests represented hereby) or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Securities (including this permanent global Security and the interests represented hereby) must take place. If the Company elects to redeem the Securities (including this permanent global Security and the interests represented hereby) such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 75 days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee will cause notice thereof to be duly published in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Securities (including this permanent global Security and the interests represented hereby) if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Securities (including this permanent global Security and the interests represented hereby) would not be subject to any such requirement, in which case



-------------------
* Generally this provision will only be applicable if the Securities of the series are interest-bearing and generally only if the Securities bear interest at a fixed rate.

the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Securities (including this permanent global Security and the interests represented hereby), at any time, as a whole but not in part, at a Redemption Price determined as set forth in the next preceding paragraph, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]

         [If the permanent global Security is to be deposited with a Common Depositary and if applicable*, insert--In addition, if the Company determines that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security of the series of which this permanent global Security is a part would, under any present or future laws or regulations of the United States of America affecting taxation or otherwise, be subject to any certification, information, documentation, or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental -authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents
(i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) would not be applicable to a payment made to any other Paying Agent in Western Europe), the Company at its election will either (x) permit any Holder of a Security to present such Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, provided that if any such Holder fails to present its Security for redemption, such Holder will not be entitled to any additional amounts, or (y) if and so long as the conditions of the [ninth] [tenth] paragraph on the face of this permanent global Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company has elected to permit redemption of the Securities (including this permanent global Security and the interests represented hereby) or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemption of the Securities (including this


-------------------
* Generally this provision will only be applicable if the Securities of the series are not to bear interest prior to Maturity.

permanent global Security and the interests represented hereby), notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Securities (including this permanent global Security and the interests represented hereby) will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Securities (including this permanent global Security and the interests represented hereby) if the Company subsequently determines, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

         [If the permanent global Security is to be deposited with a Common Depositary, insert--With respect to any redemption made pursuant to the terms of this Security, no payment in respect of the portion of the Redemption Price which represents accrued interest thereon or amounts received in respect of original issue discount shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.]

         [The sinking fund for this series provides for the redemption on in each year, beginning with the year and ending with the year , of [not less than]
U.S.$     [("mandatory sinking fund") and not more than U.S.$ ] aggregate principal amount of Securities of this series (including this permanent global Security and the interests represented hereby). [Securities of this series (including this permanent global Security and the interests represented hereby) acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made--[in the inverse order in which they become due.]]

         [[Except as otherwise provided herein,] the Securities of this series (including this permanent global Security and the interests represented hereby) are not subject to any sinking fund and are not subject to redemption at the option of the Company prior to maturity.]

         The provisions of Article Fourteen of the Indenture [do not] apply to Securities of this series.

         [If the permanent global Security is to be deposited with a Common Depositary, insert--Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities], not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.]

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. [If the permanent global Security is not to bear interest prior to Maturity, insert--Such amount shall be equal to [Insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and [any] interest on the Securities of this series (including this permanent global Security and the interests represented hereby) shall terminate.]

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the permanent global Security is interest-bearing, insert--and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series and affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series [If the permanent global Security is to be deposited with a Common Depositary and the Securities of the Series is interest bearing, insert--and any related coupons] to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this permanent global Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the permanent global Security is deposited with a Common Depositary and the permanent global Security is interest-bearing, insert--or any related coupon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this permanent global Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [If the permanent global Security is to be deposited with a Common Depositary, insert--[including additional amounts, as described on the face hereof)] on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

         [If the permanent global Security is to be deposited with a Common Depositary, insert--Title to [Bearer] Securities of the series of which this permanent global Security is a part and coupons shall pass by delivery. (As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered in the Security Register of the Company, upon surrender of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, the City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of in and in or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest of such Securities are payable] [the Borough of Manhattan, the City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any
such transfer agent, at the [main] offices of    in    and   in      or at such
other offices or agencies as the Company may designate], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

         No service charge shall be made for any [such registration of transfer or] exchange [of Securities as provided above], but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         [If the permanent global Security is to be deposited with a Common Depositary, insert--The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security of any series and any coupon appertaining thereto [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security or such coupon be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--Prior to due presentment of a Registered Security (including this permanent global Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

         [If the permanent global Security is to be deposited with a U.S. Depository, insert--The Securities of this series of which this permanent global Security is a part are issuable only in registered form without coupons, in denominations of $ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.)]

         Each Security of this series (including this permanent global Security) shall be dated the date of [If the permanent global Security is to be deposited with a U.S. Depository or in the case of Registered Securities of a series to be offered pursuant to a Periodic Offering, insert - its authentication] [In the case of Bearer Securities of a series other than a series to be offered pursuant to a Periodic Offering, insert--the original issuance of the first Security of such series to be issued] [In the case of Bearer Securities of a series to be offered pursuant to a Periodic Offering, insert--the related Predecessor Security; if there is no such Predecessor Security, insert -- its authentication].

         [If the permanent global Security is to be deposited with a Common Depositary, insert--The Indenture, the Securities (including this permanent global Security) and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.]

         All terms used in this permanent global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   SCHEDULE A
                              SCHEDULE OF EXCHANGES

                                    EXHIBIT G
                            [Forms of Certification]

                                   EXHIBIT G.1
                       [FORM OF CERTIFICATE TO BE GIVEN BY
                 PERSON ENTITLED TO RECEIVE (1) BEARER SECURITY,
      (2) SECURITY INITIALLY REPRESENTED BY A TEMPORARY GLOBAL SECURITY OR
                  (3) INTEREST ON A TEMPORARY GLOBAL SECURITY]
                                   CERTIFICATE

                              UNIVERSAL CORPORATION

                     [Insert title or sufficient description
                                 of Securities]



         This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned Securities held by you for our account (i) are owned by a person that is not a citizen or a resident of the United States, a domestic partnership, a domestic corporation or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (a "United States person"), (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Securities through the foreign branch of a United States financial institution and who holds the Securities through such financial institution on the date hereof (and in the case of either clause (A) or (B), the financial institution hereby agrees for the benefit of the Company to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used in this certificate, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on [Insert the Exchange Date] as to all of the above-captioned Securities then appearing in your books as being held for our account.

         This certificate excepts and does not relate to U.S. $__________ principal amount of the above-captioned Securities appearing on your books as being held for our account as to which we are not yet able to certify and as to which we understand that exchange and delivery of definitive Securities cannot be made until we are able so to certify.

         We understand that this certificate is required in connection with certain tax regulations in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated:_______________, 19__*
        *to be dated on or after
        _____________ 19__
        [the 15th day before the
        certification date].


                                           [Name of Account Holder]



                                            ------------------------
                                            (Authorized Signatory)

                                            Name:
                                            Title:

                                   EXHIBIT G.2
           [FORM OF CERTIFICATE TO BE GIVEN BY THE EURO-CLEAR OPERATOR AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF A PORTION
              OF A TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST]

                                   CERTIFICATE

                          -----------------------------

                     (Insert title or sufficient description
                         of Securities to be delivered)

         This is to certify that, based on certificates we have received from our member organizations substantially in the form set out in Exhibit G-1 of the Indenture relating to the above-captioned Securities, as of the date hereof, U.S. $____________ principal amount of the above-captioned Securities acquired from you (i) are owned by a person that is not a citizen or resident of the United States, a domestic partnership, a domestic corporation or any estate or trust the income of which is subject to United Stated federal income taxation regardless of its source (a "United States person"), (ii) are owned by a United States person that is (a) the foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (b) a United States person who acquired the Securities through the foreign branch of a United States financial institution and who holds the Securities through such financial institution on the date hereof (and in the case of either clause (a) or (b), the financial institution has agreed for your benefit to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5 (c)(2)(i)(D)(7)). Financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used in this certificate, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We further certify that, as of the date hereof, we have not received any notification from any of our member organizations to the effect that the statements made by such member organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:_______________, 19__*
        *To be dated no
        earlier than the
        Exchange Date.


                                             [MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, BRUSSELS
                                             OFFICE, AS THE OPERATOR OF THE
                                             EUROCLEAR CLEARANCE SYSTEM]

                                             [CENTRALE DE LIVRAISON DE VALEURS
                                             MOBILIERES S.A.]


                                             By ___________________________